UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Optimum Source International Ltd.
(Exact name of registrant as specified in its charter)

Nevada	86-0674322
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No.12, Yingtai road, Dalang street, Longhua district, ShenZhen
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number including area code: +86-18503010555

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of class)	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001	None
(Title of class)	Name of each exchange on which each class is to be registered

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act.

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EXPLANATORY NOTE

Optimum Source International, Ltd. is filing this General Form for Registration of Securities on Form 10, or this “registration statement,” to register its common stock, par value $0.001 per share (“Common Stock”), pursuant to Section 12(b) and (g) of the Securities Exchange Act of 1934. Unless otherwise mentioned or unless the context requires otherwise, when used in this registration statement, the terms “Company,” “we,” “us,” “our” and “Optimum” refer to Optimum Source International, Ltd.

JUMPSTART OUR BUSINESS STARTUPS ACT

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (the “JOBS Act”) as we do not have more than $1,070,000,000 in annual gross revenue and did not have such amount as of March 31, 2018 our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $2,000,000,000 or (ii) we issue more than $2,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act and Section 14A(a) and (b) of the Exchange Act.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms, or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.

The market data and other statistical information contained in this registration statement are based on internal Company estimates of our past experience in the industry, general market data, and public information which was not commissioned by us for this filing.

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ITEM 1. BUSINESS

Corporate History

The Company Optimum Source International Inc was formed on April 20, 2005 it changed its name to Optimum Source International Ltd on Jun 2, 2005.

On July 5, 2019, Optimum Source International Ltd, a Nevada corporation and Shengshi International Holdings Co., Ltd.  (“Shengshi International”), a Cayman Islands corporation entered into a Share Exchange Agreement. Under this agreement One Hundred Percent (100%) of the ownership interest of Shengshi International was exchanged for the right to receive 40,000,000 shares of common stock of Optimum Source International Ltd. The former stockholders of Shengshi International acquired a majority of the issued and outstanding common stock as a result of the share exchange transaction.  The transaction has been accounted for as a recapitalization of Shengshi International, whereby Shengshi International is the accounting acquirer.

On April 30, 2019, the Company changed its name to Shengshi International Holding Group, Inc.

The following is the organization structure of Shengshi International Holdings Co., Ltd. along with ownership detail and its subsidiaries:

Shengshi International Holdings Co., Ltd. (the “Shengshi International”), was incorporated in the Cayman Islands on October 19, 2018. It is owned by four individuals and four entities. Mr. Jin Xukai , owning 10% share ,is the executive director. Mr. Liu Yanyu, owning 4.2% share, Mr. Li Zhonglin, owning 4.5% share, Mr. Liubin, owning 4.33% share are the three directors. The following entities own the remaining shares of  Shengshi International: Shengshi Qianyuan Co., Ltd. ,founded on Oct., 12, 2018, whose director is Ms. Jiang Yanru , the ownership percentage  is 3.7%; Shengshi Xinguang Co., Ltd, founded on Oct.,10, 2018, whose director is Mr. Zhang Baozhu , the ownership percentage is s 15%; Shengshi Jinhong Co., Ltd , founded on Oct.,2, 2018, whose director is Ms. Zhang Lina, the ownership percentage is 38.27%; and  Shengshi Huading Co., Ltd., founded on Oct.,9, 2018, whose director is Li Ying, the ownership percentage is 20%.

Shengshi Shengshun (Hong Kong) Co., Ltd. (“Shengshi Hong Kong”), was established in Hong Kong Special Administrative Region of the People’s Republic of China (the “PRC”) on September 18, 2018. It is 100% owned by Shengshi International.

Shengshi Yinghe (Shenzhen) Technology Co. Ltd. (“Shengshi Yinghe”) was established as a wholly foreign owned enterprise on November 08, 2018 in Shenzhen City, Guangdong province, under the laws of the PRC. It is 100% owned by Shengshi Hong Kong.

Shenzhen Shengshi Elevator Co., Ltd. (“Shenzhen Shengshi”), was incorporated on April 2, 2014 registered in Shenzhen City, Guangdong province, under the laws of the PRC. The Company was established by Mr. Xukai Jin, the founder, president, chairman, chief designer, and the controlling shareholder (“Mr. Jin”). It is 100% owned by Shengshi Yinghe.

Shenzhen Shengshi focuses on elevator technology research and development, sales, maintenance and installation. The company’s flagship product is an elevator adopts the technical principle of the world’s first “An embedded open nut track lifting system” and represents a brand-new product direction and industrial innovation.

Sichuan Shengshi Elevator Technology Co., Ltd. (“Sichuan Shengshi”), was incorporated on July 13, 2018 registered in Chengdu city, Sichuan province, under the laws of the PRC, a wholly owned subsidiary of Shenzhen Shengshi. Sichuan Shengshi has the same business scope and offers similar products and services as the parent company.

The Company’s subsidiaries are summarized as follows:

Name of the subsidiary	Place and date of incorporation	Principal activities

Shengshi International Holding Co., Ltd.	Cayman Islands, October 19, 2018	Investment holding company

Shengshi Shengshun (Hong Kong) Co., Ltd.	Hong Kong, September 18, 2019	Investment holding company

Shengshi Yinghe (Shenzhen) Technology Co. Ltd.	PRC, November 8, 2018	Investment holding company

Shenzhen Shengshi Elevator Co., Ltd.	PRC, April 2, 2014	Elevator technology research and development, sales, maintenance and installation

Sichuan Shengshi Elevator Technology Co., Ltd.	PRC, July 13, 2018	Elevator technology research and development, sales, maintenance and installation

Business Overview

General

Our project is to research a new type of elevator to avoid accidents caused by traditional elevators The Elevator application has utilized for more than 160 years, the global elevator ownership of more than 20 million units, the Chinese elevator ownership has reached 5 million units, while the elevator market as a whole are greatly influenced by the property industry, but as the population ages, the influence of the existing buildings equipped with elevator has become an inevitable trend of social development, the market demand of international buildings equipped with total about 300 million units, domestic buildings equipped with elevator market demand total about 40 million units, the total global market demand in associated, gross domestic market demand of more than 20 trillion.

On the one hand, China's elevator is oriented to the incremental market, that is, the new buildings as the main market, the traditional elevator enterprises as the main market; On the other hand, this project is mainly aimed at the existing market, such as a large number of old residential reconstruction, urban village/self-built houses, villas/duplex houses, etc.

According to the market analysis, the future elevator increment market mainly has four kinds of sources: each place real estate development new building; The 6-7 floors in the new urbanization construction plan are mainly buildings without elevators; Affordable housing for newly built elevators; Under the national characteristic small town newly built does not plan the elevator the building. With the continuous development of urbanization in the future, there will be more high-rise buildings in new towns and villages, and the proportion of elevators in all regions will also gradually increase. At that time, 65% to 70% of new buildings will be built in 6-7 floors, which will become a new growth point in the target market of Shengshi International Holding Group, Inc. (“SSDT”).

According to the public data data processing, the current new real estate around China is about 500,000 units; By 2021, it is expected to generate a market demand of 1.1 million commercial housing units (no more than 40 floors).

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Employees

As of June 18, 2019, we have fifty eight full time employees, including management. We consider our relations with our employees to be good.

Reports to Security Holders

You may read and copy any materials the Company files with the Commission in the Commission’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 1A. RISK FACTORS.

RISK FACTORS

The statements contained in or incorporated into this Form 10 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to our Business

Limited Operating History

We have had limited recent operating history nor any revenues or earnings from operations since inception. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least for the foreseeable future. We can make no assurances that we will be able to effectuate our investment strategies or otherwise to generate sufficient revenue to continue operations.

Our estimates of capital, personnel, equipment, and facilities required for our proposed operations are based on certain other existing businesses operating under projected business conditions and plans. We believe that our estimates are reasonable, but it is not possible to determine the accuracy of such estimates at this point. In formulating our business plan, we have relied on the judgment of our officers and directors and their experience in developing businesses. We can make no assurances that we will be able to obtain sufficient financing or implement successfully the business plan we have devised. Further, even with sufficient financing, there can be no assurance that we will be able to operate our business on a profitable basis. We can make no assurances that our projected business plan will be realized or that any of our assumptions will prove to be correct.

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Negative Cash Flow

We expect to generate operating losses and experience negative cash flow for the immediate future and it is uncertain whether we will achieve future profitability. We expect to continue to incur operating losses until such time, if ever, as we are able to achieve sufficient levels of revenue from our investments and services rendered. Our ability to commence revenue operations and achieve profitability will depend upon revenue received primarily from investments or otherwise through services that we render. There can be no assurance that we will ever achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.

Dependence on Key Personnel

Our success will depend, in large part, on the skill, expertise, and acumen of Song Wanfeng, Zhang Baozhu and Jin Xukai. There is no requirement that they allocate a specific amount of time to our Company. If they cease to participate in our Company’s activities for any reason, our Company’s ability to select attractive investments could be impaired severely. Our future success also depends on our ability to attract, train, retain, and motivate other highly qualified sales, technical, and managerial personnel. Competition for such personnel is intense and we may not be able to attract, train, retain, or motivate such persons in the future.

Limited Liability

Our Certificate of Incorporation and Bylaws generally provide that the liability of our officers and directors will be eliminated to the fullest extent allowed under law for their acts on behalf of our Company.

Uncertain Government Regulation

Our business will be subject to extensive regulation. There has been an active debate over the appropriate extent of regulation and oversight. In addition, we may be adversely affected as a result of new or revised legislation or regulations imposed by the Commission or other United States governmental regulatory authorities or self-regulatory organizations that supervise the markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations.

Competition

A number of our existing or potential competitors may have substantially greater financial, technical, and marketing resources, larger investor bases, greater name recognition, and more established relationships with their investors, and more established sources of deal flow and investment opportunities than we do. This may enable our competitors to: develop and expand their services and develop infrastructure more quickly and achieve greater scale and cost efficiencies; adapt more quickly to new or emerging markets and opportunities, strategies, techniques, technologies, and changing investor needs; take advantage of acquisitions and other market opportunities more readily; establish operations in new markets more rapidly; devote greater resources to the marketing and sale of their products and services; adopt more aggressive pricing policies; and provide clients with additional benefits at lower overall costs in order to gain market share. If our competitive advantages are not compelling or sustainable and we are not able to effectively compete with larger competitors, then we may not be able to increase or sustain cash flow.

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Our Financial Performance Is Dependent on the Conditions of the Construction Industries.

The results of our commercial and industrial businesses, are influenced by a number of external factors including fluctuations in residential and commercial construction activity, regulatory changes, interest rates, labor costs, foreign currency exchange rates, customer attrition, raw material and energy costs, global credit market conditions, and other global and political factors, including trade policies. A slowdown in building and remodeling activity can adversely affect the financial performance of our company.

We Use a Variety of Raw Materials, Supplier-Provided Parts, Components, Sub-Systems and Contract Manufacturing Services in Our Businesses, and Significant Shortages, Supplier Capacity Constraints, Supplier Production Disruptions or Price Increases Could Increase Our Operating Costs and Adversely Impact the Competitive Positions of Our Products.

Our reliance on suppliers (including third-party manufacturing suppliers and logistics providers) and commodity markets to secure raw materials, parts, components and sub-systems used in our products exposes us to volatility in the prices and availability of these materials. In many instances, we depend upon a single source of supply, manufacturing, logistics support or assembly or participate in commodity markets that may be subject to allocations of limited supplies by suppliers. A disruption in deliveries from our suppliers, supplier capacity constraints, supplier production disruptions, supplier quality issues, closing or bankruptcy of our suppliers, price increases, or decreased availability of raw materials or commodities, could have a material adverse effect on our ability to meet our commitments to customers or increase our operating costs. We believe that our supply management and production practices are based on an appropriate balancing of the foreseeable risks and the costs of alternative practices. Nonetheless, price increases, supplier capacity constraints, supplier production disruptions or the unavailability of some raw materials may have a material adverse effect on our competitive position, results of operations, cash flows or financial condition.

We Design, Manufacture a Elevator system that Incorporate Advanced Technologies; The Introduction of New Products and Technologies Involves Risks and We May Not Realize the Degree or Timing of Benefits Initially Anticipated.

We seek to achieve growth through the design, development, production, sale and support of innovative elevator. that incorporate advanced technologies. The needs of our potential customers change and evolve regularly, and we invest substantial amounts in research and development efforts to pursue advancements in elevator technologies. Furthermore, our competitors, including our customers, may develop competing technologies which gain market acceptance in advance of or instead of our elevator. The possibility also exists that our competitors might develop new technologies or offerings that might cause our existing technologies and offerings to become obsolete. These conditions will effect our ability to continue as a going concern.

Economic Conditions

Our business will be materially affected by conditions in the financial markets and economic conditions or events in the United States and throughout the world that are outside our control, including, without limitation, changes in interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates, and controls and national and international political circumstances (including wars, terrorist acts, or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the value of investments, and we may not be able to or may choose not to manage our exposure to these market conditions and/or other events. In the event of a market downturn, our businesses could be adversely affected in different ways.

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Implications of Being an Emerging Growth Company

As a company with less than $2.0 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

-	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;
-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
-	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;
-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
-

an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

-	reduced disclosure about our executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of the Sarbanes Oxley Act, which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Exchange Act which require stockholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of the filing of this Form 10;
-	the first fiscal year after our annual gross revenues are $2 billion or more;
-	the date on which we have, during the previous three-year period, issued more than $2 billion in non-convertible debt securities; or
-	as of the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

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Risks Related to the Market for our Stock

The OTC and share value

Our Common Stock trades over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”). Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock.

Low market price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

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Penny stock regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 50,538,675 issued and outstanding shares of our Common Stock held by affiliates that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

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If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No cash dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

Delayed adoption of accounting standards

We have delayed the adoption of certain accounting standards through an opt-in right for emerging growth companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

RISKS RELATING TO DOING BUSINESS IN CHINA

CHANGES IN THE POLITICAL AND ECONOMIC POLICIES OF THE PRC GOVERNMENT MAY MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND MAY RESULT IN OUR INABILITY TO SUSTAIN OUR GROWTH AND EXPANSION STRATEGIES.

Most of our operations are conducted in the PRC and substantially all our revenue is sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past three decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our businesses, financial condition and results of operations.

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THERE ARE UNCERTAINTIES REGARDING THE INTERPRETATION AND ENFORCEMENT OF PRC LAWS, RULES AND REGULATIONS.

Most of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system in the U.S., prior court decisions may be cited for reference, but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered and could materially and adversely affect our business, financial condition and results of operations.

Foreign ownership of certain types of businesses is subject to restrictions under applicable PRC laws, rules and regulations. Although the structure we have adopted is consistent with industry practice, and is commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

It is uncertain whether any new PRC laws, rules or regulations relating to corporate structures will be adopted or if adopted, what they would provide. If we or any of our subsidiaries are found to be in violation of any existing or future PRC laws, rules or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including revoking the business and operating licenses of our PRC subsidiaries, requiring us to discontinue or restrict our operations, restricting our right to collect revenue, blocking one or more of our websites, requiring us to restructure our operations or taking other regulatory or enforcement actions against us. The imposition of any of these measures could result in a material adverse effect on our ability to conduct all or any portion of our business operations. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of any of our subsidiaries in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws, rules and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of any of our material subsidiaries or otherwise separate from any of these entities and if we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our subsidiaries in our consolidated financial statements. Any of these events would have a material adverse effect on our business, financial condition and results of operations.

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ANY FAILURE BY OUR SUBSIDIARIES OR THEIR EQUITY HOLDERS TO PERFORM THEIR OBLIGATIONS UNDER THE CONTRACTUAL ARRANGEMENTS WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

If our subsidiaries or their equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. Although we have entered into call option agreements in relation to each variable interest entity, which provide that we may exercise an option to acquire, or nominate a person to acquire, ownership of the equity in that entity or, in some cases, its assets, to the extent permitted by applicable PRC laws, rules and regulations, the exercise of these call options is subject to the review and approval of the relevant PRC governmental authorities. We have also entered into equity pledge agreements with respect to each variable interest entity to secure certain obligations of such variable interest entity or its equity holders to us under the contractual arrangements. However, the enforcement of such agreements through arbitral or judicial agencies may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. Moreover, our remedies under the equity pledge agreements are primarily intended to help us collect debts owed to us by the subsidiaries or the variable interest entity equity holders under the contractual arrangements and may not help us in acquiring the assets or equity of the subsidiaries.

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In addition, although the terms of the contractual arrangements provide that they will be binding on the successors of the variable interest entity equity holders, as those successors are not a party to the agreements, it is uncertain whether the successors in case of the death, bankruptcy or divorce of a variable interest entity equity holder will be subject to or will be willing to honor the obligations of such variable interest entity equity holder under the contractual arrangements. If the relevant variable interest entity or its equity holder (or its successor), as applicable, fails to transfer the shares of the variable interest entity according to the respective call option agreement or equity pledge agreement, we would need to enforce our rights under the call option agreement or equity pledge agreement, which may be costly and time-consuming and may not be successful.

The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. Moreover, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel or court would view such contractual arrangements. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. If we cannot enforce the contractual arrangements, we may not be able to exert effective control over the subsidiaries, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

WE MAY LOSE THE ABILITY TO USE, OR OTHERWISE BENEFIT FROM, THE LICENSES, APPROVALS AND ASSETS HELD BY OUR SUBSIDIARIES, WHICH COULD SEVERELY DISRUPT OUR BUSINESS, RENDER US UNABLE TO CONDUCT SOME OR ALL OUR BUSINESS OPERATIONS AND CONSTRAIN OUR GROWTH.

Although the significant majority of our revenues are generated, and the significant majority of our operational assets are held, by our wholly-foreign owned enterprises, which are our subsidiaries, our subsidiaries hold licenses and approvals and assets that are necessary for our business operations, as well as equity interests in a series of our portfolio companies, to which foreign investments are typically restricted or prohibited under applicable PRC law. The contractual arrangements contain terms that specifically obligate variable interest entity equity holders to ensure the valid existence of the subsidiaries and restrict the disposal of material assets of the subsidiaries. However, in the event the variable interest entity equity holders breach the terms of these contractual arrangements and voluntarily liquidate our subsidiaries, or any of our subsidiaries declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the subsidiaries, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if any of our subsidiaries undergoes a voluntary or involuntary liquidation proceeding, its equity holders or unrelated third-party creditors may claim rights to some or all the assets of such variable interest entity, thereby hindering our ability to operate our business as well as constrain our growth.

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THE EQUITY HOLDERS, DIRECTORS AND EXECUTIVE OFFICERS OF THE SUBSIDIARIES, AS WELL AS OUR EMPLOYEES WHO EXECUTE OTHER STRATEGIC INITIATIVES MAY HAVE POTENTIAL CONFLICTS OF INTEREST WITH OUR COMPANY.

PRC laws provide that a director and an executive officer owes a fiduciary duty to the company he or she directs or manages. The directors and executive officers of the subsidiaries, including Xukai Jin, our founder and executive chairman, must act in good faith and in the best interests of the subsidiaries and must not use their respective positions for personal gain. On the other hand, as a director of our company, Mr. Jin has a duty of care and loyalty to our company and to our shareholders under Nevada law. We control our subsidiaries through contractual arrangements and the business and operations of our subsidiaries are closely integrated with the business and operations of our subsidiaries. Nonetheless, conflicts of interests for these individuals may arise due to dual roles both as directors and executive officers of the subsidiaries and as directors or employees of our Company, and may also arise due to dual roles both as variable interest entity equity holders and as directors or employees of our company.

We cannot assure you that these individuals will always act in the best interests of our Company should any conflicts of interest arise, or that any conflicts of interest will always be resolved in our favor. We also cannot assure you that these individuals will ensure that the subsidiaries will not breach the existing contractual arrangements. If we cannot resolve any such conflicts of interest or any related disputes, we would have to rely on legal proceedings to resolve these disputes and/or take enforcement action under the contractual arrangements. There is substantial uncertainty as to the outcome of any such legal proceedings. See “--Any failure by our subsidiaries or their equity holders to perform their obligations under the contractual arrangements would have a material and adverse effect on our business, financial condition and results of operations.”

OUR SUBSIDIARIES ARE SUBJECT TO SCRUTINY BY THE PRC TAX AUTHORITIES. ANY ADJUSTMENT OF RELATED PARTY TRANSACTION PRICING COULD LEAD TO ADDITIONAL TAXES, AND THEREFORE SUBSTANTIALLY REDUCE OUR CONSOLIDATED NET INCOME AND THE VALUE OF YOUR INVESTMENT.

The tax regime in China is rapidly evolving and there is significant uncertainty for taxpayers in China as PRC tax laws may be interpreted in significantly different ways. The PRC tax authorities may assert that we or our subsidiaries or the subsidiaries or their equity holders owe and/or are required to pay additional taxes on previous or future revenue or income. Under applicable PRC laws, rules and regulations, arrangements and transactions among related parties, such as the contractual arrangements with our subsidiaries, may be subject to audit or challenge by the PRC tax authorities. If the PRC tax authorities determine that any contractual arrangements were not entered into on an arm’s length basis and therefore constitute a favorable transfer pricing, the PRC tax liabilities of the relevant subsidiaries and/or subsidiaries and/or variable interest entity equity holders could be increased, which could increase our overall tax liabilities. In addition, the PRC tax authorities may impose late payment interest. Our net income may be materially reduced if our tax liabilities increase.

IF CHINA DOES NOT CONTINUE ITS POLICY OF ECONOMIC REFORMS, IT COULD, AMONG OTHER THINGS, RESULT IN AN INCREASE IN TARIFFS AND TRADE RESTRICTIONS ON PRODUCTS WE PRODUCE OR SELL FOLLOWING A BUSINESS COMBINATION, MAKING OUR PRODUCTS LESS ATTRACTIVE AND POTENTIALLY REDUCING OUR REVENUES AND PROFITS.

China’s government has been reforming its economic system since the late 1970s. The economy of China has historically been a nationalistic, “planned economy,” meaning it has functioned and produced according to governmental plans and pre-set targets or quotas.

However, in recent years, the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership in business enterprises. Although we believe that the changes adopted by the government of China have had a positive effect on the economic development of China, additional changes still need to be made. For example, a substantial portion of productive assets in China are still owned by the Chinese government. Additionally, the government continues to play a significant role in regulating industrial development. We cannot predict the timing or extent of any future economic reforms that may be proposed, but should they occur, they could reduce our operating flexibility or require us to divert our efforts to products or ventures that are less profitable than those we would elect to pursue on our own.

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A recent positive economic change has been China’s entry into the World Trade Organization, the global international organization dealing with the rules of trade between nations. It is believed that China’s entry will ultimately result in a reduction of tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States. However, China has not fully complied with all its WTO obligations to date, including fully opening its markets to American goods and easing the current trade imbalance between the two countries. If actions are not taken to rectify these problems, trade relations between the United States and China may be strained, and this may have a negative impact on China’s economy and our business by leading to the imposition of trade barriers on items that incorporate our products, which would reduce our revenues and profits.

BECAUSE CHINESE LAW GOVERNS ALMOST ALL OUR MATERIAL AGREEMENTS, WE MAY NOT BE ABLE TO ENFORCE OUR LEGAL RIGHTS WITHIN CHINA OR ELSEWHERE THAT COULD RESULT IN A SIGNIFICANT LOSS OF BUSINESS, BUSINESS OPPORTUNITIES, OR CAPITAL.

Chinese law governs almost all our material agreements. We cannot assure you that we will be able to enforce any of our material agreements or that remedies will be available outside of China. The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Additionally, substantially all our assets will be located outside of the United States and most of our officers and directors will reside outside of the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the Federal securities laws.

IT WILL BE EXTREMELY DIFFICULT TO ACQUIRE JURISDICTION AND ENFORCE LIABILITIES AGAINST OUR OFFICERS, DIRECTORS AND ASSETS BASED IN CHINA.

Because our officers and directors reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over those persons if a lawsuit is initiated against us and/or our officers and directors by a shareholder or group of shareholders in the United States. Also, because our officers will likely be residing in China at the time such a suit is initiated, achieving service of process against such persons would be extremely difficult. Furthermore, because most our assets are in China, it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court. Moreover, we have been advised that China does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts

WE MAY HAVE DIFFICULTY ESTABLISHING ADEQUATE MANAGEMENT, LEGAL AND FINANCIAL CONTROLS IN CHINA, THAT COULD IMPAIR OUR PLANNING PROCESSES AND MAKE IT DIFFICULT TO PROVIDE ACCURATE REPORTS OF OUR OPERATING RESULTS.

China historically has not followed Western style management and financial reporting concepts and practices, and its access to modern banking, computer and other control systems has been limited. We may have difficulty in hiring and retaining enough qualified employees to work in China in these areas. Because of these factors, we may have trouble in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards, making it difficult for management to forecast its needs and to present the results of our operations accurately.

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IMPOSITION OF TRADE BARRIERS AND TAXES MAY REDUCE OUR ABILITY TO DO BUSINESS INTERNATIONALLY, AND THE RESULTING LOSS OF REVENUE COULD HARM OUR PROFITABILITY.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax. The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

THERE CAN BE NO GUARANTEE THAT CHINA WILL COMPLY WITH THE MEMBERSHIP REQUIREMENTS OF THE WORLD TRADE ORGANIZATION, WHICH COULD LEAVE US SUBJECT TO RETALIATORY ACTIONS BY OTHER GOVERNMENTS AND REDUCE OUR ABILITY TO SELL OUR PRODUCTS INTERNATIONALLY.

China has agreed that foreign companies will be allowed to import most products into any part of China. In the sensitive area of intellectual property rights, China has agreed to implement the trade-related intellectual property agreement of the Uruguay Round. There can be no assurances that China will implement any or all the requirements of its membership in the World Trade Organization in a timely manner. If China does not fulfill its obligations to the World Trade Organization, we may be subject to retaliatory actions by the governments of the countries into which we sell our products, which could render our products less attractive, thus reducing our revenues and profits.

There can be no guarantee that our management will continuously meet its obligations under Chinese law to enable distribution of profits earned in China to entities outside of China.

A circular recently promulgated by the State Administration of Foreign Exchange, or SAFE, has increased the ability of foreign holding companies to receive distributions of profits earned by Chinese operating subsidiaries. While they have agreed to meet those annual requirements, it is possible that they will fail to do so, which could limit our ability to gain access to the profits earned by Kaifeng Shengshi. The result could be the inability to pay dividends to our shareholders or to deploy capital outside of China in a manner that would be beneficial to our business.

WE MAY INCUR MATERIAL PRODUCT LIABILITY CLAIMS, THAT COULD INCREASE OUR COSTS AND HARM OUR FINANCIAL CONDITION AND OPERATING RESULTS.

It is possible that widespread product liability claims could increase our costs, and adversely affect our revenues and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles, and may make it more difficult to secure adequate insurance coverage in the future. In addition, as we do not maintain product liability insurance, we will be responsible to cover future product liability claims, thereby requiring us to pay substantial monetary damages and adversely affecting our business. We haven’t had any incident that damages were reported and determined to be cause by our products.

Substantially all our assets are in the PRC, and substantially all our revenue comes from PRC sources. Accordingly, our results of operations, financial position and prospects are subject to a significant degree to the economic, political and legal developments of the PRC.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE WAY WE MUST CONDUCT OUR BUSINESS ACTIVITIES.

China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

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Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

FUTURE INFLATION IN CHINA MAY INHIBIT OUR ABILITY TO CONDUCT BUSINESS IN CHINA.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

PRC REGULATIONS RELATING TO INVESTMENTS IN OFFSHORE COMPANIES BY PRC RESIDENTS MAY SUBJECT OUR PRC-RESIDENT BENEFICIAL OWNERS OR OUR PRC SUBSIDIARIES TO LIABILITY OR PENALTIES, LIMIT OUR ABILITY TO INJECT CAPITAL INTO OUR PRC SUBSIDIARIES OR LIMIT OUR PRC SUBSIDIARIES’ ABILITY TO INCREASE THEIR REGISTERED CAPITAL OR DISTRIBUTE PROFITS.

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. If a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

We have notified substantial beneficial owners of ordinary shares who we know are PRC residents of their filing obligation, and we have periodically filed SAFE Circular 75 reports prior to the promulgation of SAFE Circular 37 on behalf of certain employee shareholders who we know are PRC residents. However, we may not be aware of the identities of all our beneficial owners who are PRC residents. We do not have control over our beneficial owners and cannot assure you that all our PRC-resident beneficial owners will comply with SAFE Circular 37 and subsequent implementation rules. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Furthermore, since SAFE Circular 37 was recently promulgated and it is unclear how this regulation, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

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THE VALUE OF OUR SECURITIES WILL BE AFFECTED BY THE CURRENCY EXCHANGE RATE BETWEEN U.S. DOLLARS AND RMB.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. For example, if we need to convert U.S. dollars into RMB for our operational needs and the RMB appreciates against the U.S. dollar at that time, our financial position, our business, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

Our procurement strategy is to diversify our suppliers both in the PRC and overseas. And some of our processing equipment is currently imported. These transactions are often settled in U.S. dollars or other foreign currency. If the U.S. dollars or other foreign currency appreciate against RMB, our costs will increase. If we cannot pass the resulted cost increase to our customers, our profitability and operating results will suffer. In addition, because our sales to international customers are growing, we are subject to the risk of foreign currency depreciation.

WE MAY BE EXPOSED TO LIABILITIES UNDER THE FOREIGN CORRUPT PRACTICES ACT, AND ANY DETERMINATION THAT WE VIOLATED THE FOREIGN CORRUPT PRACTICES ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

We are subject to the Foreign Corrupt Practice Act, or the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for obtaining or retaining business. We have operations, agreements with third parties and we make sales in China. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

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WE MAY BE TREATED AS A RESIDENT ENTERPRISE FOR PRC TAX PURPOSES UNDER THE PRC ENTERPRISE INCOME TAX LAW, AND WE MAY THEREFORE BE SUBJECT TO PRC INCOME TAX ON OUR GLOBAL INCOME.

Under the PRC Enterprise Income Tax Law and its implementing rules, both of which came into effect on January 1, 2008, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. Currently, we generate only a small portion of our revenues offshore. However, if this proportion were to increase and if we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income. In such case, our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

DIVIDENDS PAYABLE TO OUR FOREIGN INVESTORS AND GAINS ON THE SALE OF OUR COMMON STOCK BY OUR FOREIGN INVESTORS MAY BECOME SUBJECT TO PRC TAX LAW.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of common stock by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our common stock, and any gain realized from the transfer of our common stock, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. See “Regulation — Regulations on Tax.” Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of common stock by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether if we or any of our subsidiaries established outside China are considered a PRC resident enterprise, holders of our common stock would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our common stock by such investors are subject to PRC tax, the value of your investment in our common stock may decline significantly.

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ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the Financial Statements of our Company and notes thereto included elsewhere in this Form 10.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals, and plans.

All forward-looking statements in this Form 10 are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

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Overview

On the one hand, China's elevator is oriented to the incremental market, that is, the new buildings as the main market, the traditional elevator enterprises as the main market; On the other hand, this project is mainly aimed at the existing market, such as a large number of old residential reconstruction, urban village/self-built houses, villas/duplex houses, etc. According to the market analysis, the future elevator increment market mainly has four kinds of sources: each place real estate development new building; The 6-7 floors in the new urbanization construction plan are mainly buildings without elevators; Affordable housing for newly built elevators; Under the national characteristic small town newly built does not plan the elevator the building. With the continuous development of urbanization in the future, there will be more high-rise buildings in new towns and villages, and the proportion of elevators in all regions will also gradually increase. At that time, 65% to 70% of new buildings will be built in 6-7 floors, which will become a new growth point in the target market of Shengshi International Holding Group, Inc. (“SSDT”).

According to the public data processing, the current new real estate around China is about 500,000 units; By 2021, it is expected to generate a market demand of 1.1 million commercial housing units (no more than 40 floors).

According to the outline of the 13th five-year plan, in the future, China's housing market will be dominated by the government, build a housing supply system that provides basic security and satisfies multi-level demand mainly from the market, optimize the structure of housing supply and demand, steadily improve the housing level of residents, and better guarantee their housing. Cities such as Beijing are actively studying policies to improve housing security, including the inclusion of holders of residence permits in urban housing security, and making overall plans for low-income housing, shantytown renovation and supporting facilities.

Due to affordable housing for ordinary household demand for elevator main elevator, will build 36 million sets of affordable housing in the next five years, if the elevator needs according to the average 4 meter, a layer of floor are 30 floors, a detached wing is covered 120 units, according to the configuration 2 elevators, will produce 600000 sets of housing market demand (no more than 40 stories), it will bring to the development of domestic elevator enterprises deterministic security.

According to open data shows, at present, the country's single housing, duplex room about 8 million, villa about 1.2 million, the number of elevator demand about 9.2 million; Among ordinary residential buildings under 7 floors, there are about 3.6 million above the provincial capital, and about 4 million below the provincial capital, with single residence + ordinary residence (according to the average of 4 units per building), a total of about 40 million are needed for the conservation. In the future, there will be at least 10 years of market development space for the installation of elevators in old buildings, and the annual market demand will be no less than 3-4 million (calculated according to the annual average 10% demand release) when the installation of elevators in old buildings is fully started.

The service life of elevators in China is mostly 15-25 years. Due to the particularity of elevators, they are customized products. Therefore, the production, marketing and use of elevators are basically constant. According to the "regulations on safety supervision of special equipment" promulgated by the state council, "special equipment users shall discard the equipment in time if there are serious potential accidents, no renovation or maintenance value, or the equipment exceeds the service life stipulated in the safety technical specifications. By the end of 2016, nearly 15% of the elevators were more than 10 years old, and it is expected to be nearly 25% in 2016, and the proportion will continue to rise. At the end of 2017-2020, looking back 15 years, according to the preliminary estimate of elevator production from 2003 to 2006, the total number of elevators to be updated from 2017-2020 is about 500,000. With the increase of years, the stock market will grow rapidly.

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THE TECHNOLOGY

SSDT is the only national elevator enterprise that has mastered the core technology through independent innovation. After more than 20 years of painstaking research and overcoming numerous difficulties, SSDT has successfully developed the world's first safe elevator that never falls. Up to now, SSDT has obtained more than 100 international and domestic two-way patents, and become the only elevator brand in the global elevator enterprises to win the four international invention gold award!

There are six key advantages of our elevators:

1.

Never-falling:It has completely solved the potential safety hazards such as crash, uprush, gliding downward with door open and getting stuck inside the elevator and ensure people’s safety quite efficiently.

2.	Capable of working in the event of power failures: Should any power failure take place, it can still work for 4-6 hours to ensure smooth traffic.
3.	Self-rescue while getting stuck inside the elevator: Capable of being manually operated and self-rescue is accessible when the elevator gets stuck.
4.	Escape from fires: It is designed to prevent against fire and smoke. Upon the occurrence of the fire, it can run normally within 15 minutes, which is conducive to timely evacuation and escape.
5.	Easy to install: No requirement for a foundation pit or a machine room, the same space can provide a larger lift car area, can be directly installed in the corridor.
6.	Remote automatic diagnosis: It will automatically diagnose, detect and eliminate potential hazards in advance, and ensure the stable operation of the elevator

SSDT committed itself to creating "the world's first brand of safe elevator" based upon the Split Nut Track Linear Motion Pair technology. Nowadays, SSDT has become the Chief Expert in addressing social problems with regards to home-based care for the aged and the constructions of livable cities in particular.

Liquidity and Capital Resources

At December 31, 2018 we had $2,983,522 in current assets compared to $2,469,743 at December 31, 2017. Current liabilities at December 31, 2018 totaled $3,459,874 compared to $6,226,808 at December 31, 2017.

We have minimal revenues as of the date of this Form 10, and no substantial revenues are anticipated until we have implemented our full plan of operations.

Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. Our management will have to spend additional time on policies and procedures to make sure our Company is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act. This additional corporate governance time required of management could limit the amount of time management has to implement our business plan and may impede the speed of our operations.

Results of Operations

We generated revenue of $161,866 and $80,101for the years ended December 31, 2018 and 2017 respectively. For the period ended December 31, 2018 our expenses were $4,454,664 compared to $2,492,449 for the year ended December 31, 2017. As a result, we have reported net loss of $4,710,341 for the year ended December 31, 2017 and $2,506,275 for the year ended December 31, 2017.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

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Critical Accounting Policies and Estimates

The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and results of operations and which require the Company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results. For additional information, see Note 1 - Summary of Significant Accounting Policies.

The following are deemed to be the most significant accounting policies affecting the Company.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions are eliminated on consolidation.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements' estimates or assumptions could have a material impact on the Company's financial condition and results of operations during the period in which such changes occurred. The more significant estimates and assumptions by management include among others: Estimated revenue of films. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Actual results could differ from those estimates. The Company's financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Revenue Recognition

The Company has adopted Accounting Standards Codification ASC 606 (“ASC 606”), Revenue from Contracts with Customers, using the modified retrospective approach for all contracts not completed as of the date of adoption. Results for the reporting periods beginning on January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with accounting under ASC 605, Revenue Recognition. As a result of adopting ASC 606, amounts reported under ASC 606 were not materially different from amounts that would have been reported under the previous revenue guidance of ASC 605, as such, no cumulative adjustment to retained earnings.

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The Company generates all of its revenue from contracts with customers. The Company recognizes revenue when we satisfy a performance obligation by transferring control of the promised services to a customer in an amount that reflects the consideration that we expect to receive in exchange for those services. The Company determines revenue recognition through the following steps:

1.	Identification of the contract, or contracts, with a customer.
2.	Identification of the performance obligations in the contract.
3.	Determination of the transaction price.
4.	Allocation of the transaction price to the performance obligations in the contract
5.	Recognition of revenue when, or as, we satisfy a performance obligation.

At contract inception, the Company assesses the services promised in our contracts with customers and identify a performance obligation for each promise to transfer to the customer a service (or bundle of services) that is distinct. To identify the performance obligations, the Company considers all of the services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. The Company allocates the entire transaction price to a single performance obligation.

Five conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) the film is complete and has been delivered, (iii) the license period has begun, (vi) the price is fixed or determinable, and (v) collection is reasonably assured. The Company provides for an allowance for doubtful account based history and experience considering economic and industry trends. The Company does not have any off-Balance Sheet exposure related to its customers.

The Company recognizes revenue when the distributor confirms to the Company that the film has been delivered to the distributor with all technical and document deliveries received, waived or deferred and the film has been entered into the distributor’s rights system.

The Company will evaluate whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions when revenues are achieved. Generally, when the Company is primarily obligated in a transaction, are subject to inventory risk, have latitude in establishing prices and selecting suppliers, or have several but not all of these indicators, revenue is recorded at the gross sale price. The Company generally records the net amounts as commissions earned if we are not primarily obligated and do not have latitude in establishing prices. The Company records all revenue transactions at the gross sale price.

Accounts Receivable

Accounts receivable, if any are carried at the expected net realizable value. The allowance for doubtful accounts, when determined, will be based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management. These estimates are based on management’s historical industry experience and not our Company’s historical experience.

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Accounting for Derivative Financial Instruments

We evaluate financial instruments using the guidance provided by ASC 815 and apply the provisions thereof to the accounting of items identified as derivative financial instruments not indexed to our stock.

Fair Value of Financial Instruments

We follow the provisions of ASC 820. This Topic defines fair value, establishes a measurement framework and expands disclosures about fair value measurements.

We use fair value measurements for determining the valuation of derivative financial instruments payable in shares of its common stock. This primarily involves option pricing models that incorporate certain assumptions and projections to determine fair value. These require management’s judgment.

Fair Value Measurements

FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports. For the Company, this statement applies to certain investments and long-term debt. Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures , clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below.

•	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

•	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company had no financial assets and/or liabilities carried at fair value on a recurring basis at April 30, 2018, assets and liabilities approximate fair value due to their short term nature.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of April 30, 2018, the Company had less than $1,000 in assets.

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Basic and diluted earnings per share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding. Diluted Earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•	Warrants,

•	Employee stock options, and

•	Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings Per Share, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share is based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Basic and diluted earnings per share are the same as there were no potentially dilutive instruments for the years ended December 31, 2018 and 2017.

Cash Equivalents

We consider all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Loss Per Common Share

Basic net loss per share is calculated by dividing the net loss by the weighted – average number of common shares outstanding for the period, without consideration for Common Stock equivalents.

Employees

We currently have fifty eight employees, all of whom are officers and directors. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Off-Balance Sheet Arrangements

During the years ended December 31, 2018 and December 31. 2017 we did not engage in any off balance sheet arrangements as defined in item 303(a)(4) of the Commission’s Regulation S-K.

ITEM 3. PROPERTIES.

Our mailing address is No.12, Yingtai road, Dalang street, Longhua district, ShenZhen .

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ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of May 24, 2019, certain information concerning the beneficial ownership of our Common Stock by: (i) each stockholder known by us to own beneficially 10.0% or more of our outstanding Common Stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership:

Name	Number of Shares of Common Stock	Percentage
JIN XUKAI	40,000,000	74.4%

Total	40,000,000	74.4%
All executive officers, directors, and beneficial ownership thereof as a group [*]

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 53,767,885 shares of common stock outstanding as of June 18, 2019.

The mailing address of the stockholders reference in the chart above is No.12, Yingtai road, Dalang street, Longhua district, ShenZhen.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Position
Xukai Jin	46	CEO
Baozhu Zhang	56	Vice President
Ying Li	36	Financial manager
Song Wanfeng	39	CFO
Cuiping Liang	36	Secretary of the Board

Xukai , Jin, Chairman of the Board

Xukai , Jin, 46 , is presently working as CEO in Shenzhen Shengshi Elevator Company Ltd. .Shenzhen Shengshi Elevator Company Ltd., was founded in 2014, headquartered in Shenzhen, China, is a company with core technology through independent innovation, which has acquired many patent certificates and won several gold awards for international inventions. Mr. Jin was honored as one of the top ten Outstanding Young Migrant workers in China. He was 2008 Chinese space toilet inventor and champion of 2010 Chinese inventor grand challenge. He graduated from Meishan Taihe high school. He worked as a teacher in Chongqing University during 2000-2001. He founded Shenzhen Shengshi Elevator Company Ltd. in 2014 and lead the company from the beginning till now . His leadership as well as management skills are excellent and impressive. He has 178 personal inventions as well as 88 Domestic and international double patents.

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Baozhu, Zhang, Vice President

Baozhu, Zhang, 56, is presently working as Vice President in Shenzhen Shengshi Elevator Company Ltd. .Shenzhen Shengshi Elevator Company Ltd. ,was founded in 2014, headquartered in Shenzhen , China, is a company with core technology through independent innovation, which has acquired many patent certificates and won several gold awards for international inventions. He has been working in Shengshi since 2017. Mr. Zhang previously worked as a vice General Manager in Hubei Yunhong Energy Group with the function of strategic planning, business model designing, as well as M&A.He is experienced in project management, team management and strategic planning. Mr. Zhang was graduated from International Business University of Beijing, with a business administration management degree.

Ying Li, Executive Vice President

Ying Li, 36, is presently working as Financial Manager in Shenzhen Shengshi Elevator Company Ltd. .Shenzhen Shengshi Elevator Company Ltd. , was founded in 2014, headquartered in Shenzhen , China, is a company with core technology through independent innovation, which has acquired many patent certificates and won several gold awards for international inventions.She joined the company in 2016 . She built the financial management system, financial process, and internal control system from the beginning of the company. Ms. Li previously worked in Beijing Zhongzheng Tiantong Certified Public Accountants (Shenzhen Branch) as a project manager. She was experienced in financing planning and operation, internal risk management and annual auditing.Ms. Li was graduated in Shanghai Finance University as a MBA.

Wanfeng, Song, CFO

Wanfeng ,Song, 39, is presently working as CFO in Shenzhen Shengshi Elevator Company Ltd. .Shenzhen Shengshi Elevator Company Ltd., was founded in 2014, headquartered in Shenzhen , China, is a company with core technology through independent innovation, which has acquired many patent certificates and won several gold awards for international inventions. Mr. Song, joined the company in 2017, he was responsible for the company's financial system, budget management mechanism and cost control according to the company's business development plan. His long experience in Financing departments has given a very professional view on the current position. He was graduated from Beihua University with the degree of accounting. He worked in Shenzhen Communication Technology co., LTD from 2015-2017, which has given the experience on fund management and avoiding capital and debt risks. Mr. Song was awarded as "Shenzhen reserve high-tech talent" in 2012.

Cuiping, Liang, Secretary of the Board

Cuiping, Liang, 36, is presently working as secretary of the Board in Shenzhen Shengshi Elevator Company Ltd. since 2018. Shenzhen Shengshi Elevator Company Ltd., was founded in 2014, headquartered in Shenzhen , China, is a company with core technology through independent innovation, which has acquired many patent certificates and won several gold awards for international inventions. Ms. Liang, worked as a National key account manger in Neslte China, managing national Key customer and execute the company channel strategy as well as brand building to all levels of customers which has given her a profound understanding to the Chinese market ,supplier as well as end-consumers. Being a project manager also gave her the experience to manage different levels of people and multi-department communication. She was graduated in Guangdong University of Foreign Studies with a bachelor degree in economics.

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ITEM 6. EXECUTIVE COMPENSATION.

The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers for the last two fiscal years.

				(b)	(c)
		Salary*	(a)	Option	All Other	Total
Name and Principal Position	Year	Before tax	Bonus	Awards	Compensation	Compensation
Xukai ,Jin, chairman of the board	2017	39,307	None	None	None	39,307
Xukai ,Jin, chairman of the board	2018	49,254	None	None	None	49,254
Xukai ,Jin, chairman of the board	2019Q1	13,038	None	None	None	13,038
Baozhu, Zhang, Vice President	2017	-	None	None	None	-
Baozhu, Zhang, Vice President	2018	17,456	None	None	None	17,456
Baozhu, Zhang, Vice President	2019Q1	7,605	None	None	None	7,605
Ying Li, Executive Vice President	2017	16,804	None	None	None	16,804
Ying Li, Executive Vice President	2018	25,206	None	None	None	25,206
Ying Li, Executive Vice President	2019Q1	5,215	None	None	None	5,215
Wanfeng ,Song, CFO	2017	3,333	None	None	None	3,333
Wanfeng ,Song, CFO	2018	3,206	None	None	None	3,206
Wanfeng ,Song, CFO	2019Q1	6,519	None	None	None	6,519
Cuiping, Liang, Secretary of the Board	2017	-	None	None	None	-
Cuiping, Liang, Secretary of the Board	2018	11,589	None	None	None	11,589
Cuiping, Liang, Secretary of the Board	2019Q1	8,692	None	None	None	8,692

Remark: Wanfeng Song 2017 data is for two months. Cuiping Liang 2018 data is for four months.

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Director Independence

We are not currently listed on any national securities exchange that has a requirement that our Board of Directors be independent. At this time, we do not have an “independent director” as that term is defined under the rules of the NASDAQ Capital Market.

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ITEM 8. LEGAL PROCEEDINGS.

None.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

a. Market information.

We trade on the Over the Counter Market (“OTC Market”). To have our securities quoted on the over-the-counter venture market (“OTCQB”) we must: (1) be a company that reports its current financial information to the Commission, banking regulators, or insurance regulators; and (2) have at least one market maker who completes and files a Form 211 with FINRA. The OTC Market differs substantially from national and regional stock exchanges because it: (a) operates through communication of bids, offers, and confirmations between broker-dealers, rather than one centralized market or exchange; and (b) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges.

b. Dividends.

We have not issued any dividends, and have no plans of paying cash dividends in the future.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

On May 24, 2019 Jin Xukal purchased 40,000,000 million shares of common stock from John Ballard the former sole director and officer of Optimum Source International Ltd for the purchase price of $60,000.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock

We are authorized to issue 55 million common shares and 20 million preferred shares at a par value of $.001. As of June 18,2019 there are 53,767,885 common shares outstanding and no preferred shares outstanding.. Each holder of Common Stock shall be entitled to one vote per share.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation and Bylaws provide for the indemnification of present or former directors or officers to the fullest extent permitted by Nevada law, against all expense, liability, and loss reasonably incurred or suffered by such officers or directors in connection with any action against such officers or directors. Currently we do not maintain director and officer liability insurance.

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ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Shengshi International Holding Group Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Shengshi International Holding Group Inc. (the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders’ deficits and consolidated statements of cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Shengshi International Holding Group Inc. as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter - Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, although the Company has limited operations, it has not yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Yu Certified Public Accountant PC

We have served as the Company's auditor since 2019.

New York, New York

June 14, 2019

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Shengshi International Holding Co., Ltd. and Subsidiaries

Consolidated Balance Sheets

(Amounts in US$)

	December 31,	December 31,
	2018	2017

Assets
Current assets
Cash and cash equivalents	$177,566	$982,563
Accounts receivable, net	144,704	-
Due from related parties	1,639,190	1,765,997
Other receivables, net	181,674	548,737
Prepayments	351,185	37,757
Inventories	18,464	-
Total current assets	2,512,783	3,335,054
Non-current assets
Property, plant and equipment, net	719,277	108,603
Total non-current assets	719,277	108,603
Total assets	$3,232,060	$3,443,657

Liabilities and Equity
Current Liabilities
Accounts payable	42,084	822
Advanced payments from customers	1,469,067	929,230
Amount due to related parties	1,689,823	4,711,979
Loans from third parties	-	1,822,784
Accrued expenses and other liabilities	761,619	39,840
Total current liabilities	3,962,593	7,504,655
Total liabilities	3,962,593	7,504,655

Commitments and contingencies	-	-

Shareholders’ Deficit
Additional paid in capital	8,768,043	230,187
Retained deficit	(9,804,790)	(4,205,338)
Accumulated other comprehensive income (loss)	306,214	(85,847)
Total Shareholders’ Deficit	(730,533)	(4,060,998)
Total liabilities and shareholders’ deficit	$3,232,060	$3,443,657

See accompanying notes to the consolidated financial statements.

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Shengshi International Holding Co., Ltd. and Subsidiaries

Consolidated Statements of Operation and Comprehensive Loss

(Amounts in US$)

	Year Ended	Year Ended
	December 31,	December 31,
	2018	2017
Net revenue
Product sales to related parties	$162,014	$-
Total net revenue	162,014	-

Cost of revenue
Cost of product sales – related parties	97,554	-
Total cost of revenue	97,554	-
Gross profit	64,460	-

Operating expenses:
Selling and marketing expenses	286,532	107,863
General and administrative expenses	3,519,928	1,581,005
Research and development expenses	1,518,826	1,039,578
Total operating expenses	5,325,286	2,728,446

Loss from Operations	(5,260,826)	(2,728,446)

Other expenses	338,626	50,366

Loss before income taxes	(5,599,452)	(2,778,812)
Income tax expense	-	-
Net loss	$(5,599,452)	$(2,778,812)
Other comprehensive income
Foreign currency translation gain (loss), net of nil income taxes	392,061	(184,973)
Comprehensive loss	$(5,207,391)	$(2,963,785)

See accompanying notes to the consolidated financial statements.

35

Shengshi International Holding Co., Ltd. and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

(Amounts in US$)

	Additional paid in capital	Statutory reserves	Retained deficit	Accumulated other comprehensive income (loss)	Total Equity (deficit)
Balance, January 1, 2017	$123,853	$-	$(1,426,526)	$99,126	$1,203,547
Capital injection	106,334	-	-	-	106,334
Net loss	-	-	(2,778,812)	-	(2,778,812)
Foreign currency translation adjustment	-	-	-	(184,973)	(184,973)
Balance, January 1, 2018	$230,187	$-	$(4,205,338)	$(85,847)	$(4,060,998)
Capital injection	8,537,856				8,537,856
Net loss	-	-	(5,599,452)	-	(5,599,452)
Foreign currency translation adjustment	-	-	-	392,061	392,061
Balance, December 31, 2018	$8,768,043	$-	$(9,804,790)	$306,214	$(730,533)

See accompanying notes to the consolidated financial statements.

36

Shengshi International Holding Co., Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

(Amounts in US$)

	Year Ended	Year Ended
	December 31,	December 31,
	2018	2017
Cash Flows From Operating Activities
Net loss	$(5,599,452)	$(2,778,812)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	67,881	24,943
Provision for allowance for doubtful accounts	97,982	15,726
Changes in operating assets and liabilities:
Accounts receivable	(151,226)	64,625
Other receivables	71,626	(381,541)
Prepayments	(328,009)	(36,370)
Amounts due from related parties	34,033	(1,701,137)
Inventories	(19,199)	-
Accounts payable	42,951	(2,952)
Advanced payments from customers	612,822	895,102
Other taxes payable	(11,488)	15,350
Accrued expenses and other current liabilities	633,173	(164,226)
Net cash used in operating activities	(4,548,906)	(4,049,292)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(454,630)	(104,363)
Loans repaid by third parties	60,491	-
Loans to third parties	-	(162,770)
Net cash used in investing activities	(394,139)	(267,133)

Cash Flows From Financing Activities
Repayment of short term loan	(1,260)	(7,994)
Loans from related parties	1,535,480	4,049,743
Repayment of loans to related parties	(4,417,047)	(85,059)
Capital injection from shareholders	8,537,856	106,334
Borrowings repaid to third parties	(1,794,447)	-
Borrowings from third parties	-	1,200,941
Net cash provided by financing activities	3,860,582	5,263,965

Effect of exchange rate fluctuation on cash and cash equivalents	277,466	33,378

Net (decrease) increase in cash and cash equivalents	(804,997)	980,918
Cash and cash equivalents, beginning of year	982,563	1,645
Cash and cash equivalents, end of year	$177,566	$982,563

Supplemental disclosure information:
Cash paid for income tax expense	$-	$-
Cash paid for interest expense	$370,163	$47,155

See accompanying notes to the consolidated financial statements.

37

Shengshi International Holding Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements

(Amounts in US$ unless otherwise noted)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Shengshi International Holding Co., Ltd. (the “Company” or “Shengshi International”), was incorporated in the Cayman Islands on October 19, 2018.

Shengshi Shengshun (Hong Kong) Co., Ltd. (“Shengshi Hong Kong”), was established in Hong Kong Special Administrative Region of the People’s Republic of China (the “PRC”) on September 18, 2018.

Shengshi Yinghe (Shenzhen) Technology Co. Ltd. was established as a wholly foreign owned enterprise on November 08, 2018 in Shenzhen City, Guangdong province, under the laws of the PRC.

Shenzhen Shengshi Elevator Co., Ltd. (“Shenzhen Shengshi”), was incorporated on April 2, 2014 registered in Shenzhen City, Guangdong province, under the laws of the PRC. The Company was established by Mr. Xukai Jin, the founder, president, chairman, chief designer, and the controlling shareholder (“Mr. Jin”).

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Shenzhen Shengshi focuses on elevator technology research and development, sales, maintenance and installation. The company’s flagship product is an elevator adopts the technical principle of the world’s first “An embedded open nut track lifting system” and represents a brand-new product direction and industrial innovation.

Sichuan Shengshi Elevator Technology Co., Ltd. (“Sichuan Shengshi”), was incorporated on July 13, 2018 registered in Chengdu city, Sichuan province, under the laws of the PRC, a wholly owned subsidiary of Shenzhen Shengshi. Sichuan Shengshi has the same business scope and offers similar products and services as the parent company.

The Company’s subsidiaries are summarized as follows:

Name of the subsidiary	Place and date of incorporation	Principal activities

Shengshi International Holding Co., Ltd.	Cayman Islands,	Investment holding company
October 19, 2018

Shengshi Shengshun (Hong Kong) Co., Ltd.	Hong Kong,	Investment holding company
September 18, 2019

Shengshi Yinghe (Shenzhen) Technology Co. Ltd.	PRC,	Investment holding company
November 8, 2018

Shenzhen Shengshi Elevator Co., Ltd.	PRC,	Elevator technology research and development, sales,
	April 2, 2014	maintenance and installation

Sichuan Shengshi Elevator Technology Co., Ltd.	PRC,	Elevator technology research and development, sales,
	July 13, 2018	maintenance and installation

NOTE 2. GOING CONCERN

As of December 31, 2018, the Company had $177,566 in cash and cash equivalents. The Company has net loss and negative cash flow for the year ended December 31, 2018. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company’s principal sources of liquidity have been cash provided by operating activities, as well as support from related parties. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to maintain profitability and continue growth for the foreseeable future. If management is not able to increase revenue and/or manage operating expenses in line with revenue forecasts, the company may not be able to maintain profitability.

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The Company will focus on improving operation efficiency and cost reduction, developing core cash-generating business and enhancing marketing function. Actions include developing more customers, as well as create synergy of the Company’s resources.

The Company believes that available cash and cash equivalents, the cash provided by operating activities, together with actions as developing more customers and create synergy of the Company’s resources, should enable the Company to meet presently anticipated cash needs for at least the next 12 months after the date that the financial statements are issued and the Company has prepared the consolidated financial statements on a going concern basis. If the Company encounters unforeseen circumstances that place constraints on its capital resources, management will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, obtaining financial support from related parties and controlling overhead expenses. Management cannot provide any assurance that the Company will raise additional capital if needed.

NOTE 3. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

b.	Principles of consolidation

The consolidated financial statements include the financial statements of the Company, and its subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

c.	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include valuation of inventory, and recoverability of carrying amount and the estimated useful lives of long-lived assets.

d.	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when initially purchased.

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e.	Accounts receivable

Accounts receivables are stated at the amount the Company expect to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience and information on customer accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company have historically experienced little, if any, uncollectible receivables to date.

f.	Inventory

Shenzhen Shengshi carries no inventories as of December 31, 2018 and 2017.

Sichuan Shengshi values its inventories at the lower of cost or net realizable value.

Inventories consist of mainly raw materials that are to be used in the production of elevators.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Any idle facility costs or excessive spoilage are recorded as current period charges.

Sichuan Shengshi had no impairment charges for the years ended December 31, 2018 and 2017.

g.	Research and development expenditures

Research and development expenditures include salaries, wages and other costs of personnel engaged in research and development, costs of services performed by others for research and development on our behalf are expensed when incurred. The Company is currently in the early stage of elevator product development and incurs significant amount of research and development costs.

h.	Property, plant and equipment, net

Shenzhen Shengshi’s property and equipment are recorded at cost less accumulated depreciation with no residual value.

Sichuan Shengshi’s property and equipment are recorded at cost less accumulated depreciation with 5% residual value. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Machinery and equipment	3-11 years
Structures	20 years
Furniture and office equipment	3-10 years
Motor vehicles	4-8 years

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When office equipment and electronic devices are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon. Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the remaining lease term. Depreciation for equipment commences once it is placed in service and depreciation for buildings and amortization of leasehold improvements commences once they are ready for our intended use.

i.	Long-Lived Assets

Certain assets such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets that are held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset. No impairment was recognized for the years ended December 31, 2018 and 2017.

j.	Revenue recognition

The Company recognizes revenue in accordance with Accounting Standard Codification (“ASC”) 605, Revenue Recognition. Revenues are recognized when the four of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the title and risk of loss have passed, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured. Amounts received for undelivered merchandise are recorded as advanced payments from customers.

The Company recognizes revenue upon the delivery of elevator products complete the installation to individual and enterprise customers, which is when title and risk and rewards of ownership have passed to customers and when collectability is reasonably assured.

k.	Advertising, Sales and Marketing Costs

Advertising, sales and marketing costs consist primarily of costs for the promotion of corporate image and product marketing. The Company expensed all marketing and advertising costs as incurred.

l.	Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

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Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

m.	Value added taxes (“VAT”)

Before May 1, 2018, the Company was subject to VAT at the rate of 17% on sales of its products. The PRC government has announced VAT reduction and tax rate of product sales has been adjusted to 16% from 17%, which was effected in May 2018. Therefore, on and after May 1, 2018, sales for certain products that applied 17% tax rate before May 1, 2018 applied 16% tax rate after May 1, 2018, the Company is subject to VAT at the rate of 16% on sales of its products. The Company is also subject to surcharges, which includes urban maintenance and construction taxes and additional education fees on VAT payable in accordance with PRC law. For the year ended December 31, 2018, the Company’s product sales revenues are subject to VAT rates of 17% before May 1, 2018 and subject to VAT rates of 16% after May 1, 2018, after deducting the VAT paid for the purchased from suppliers and VAT paid for machinery and equipment. For the year ended December 31, 2017, the Company’s product sales revenues were subject to VAT at a reduced rate of 3% due to company qualifying as a small-scale trading enterprise who operates without sophisticated business, accounting and auditing systems and has annual sale less than RMB 800,000. The surcharges are at the rate of 12% of the VAT payable, depending on which tax jurisdiction the Company’s PRC operating entities operate in.

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n.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

o.	Foreign currency transactions and translations

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Renminbi (“RMB’), and PRC is the primary economic environment in which the Company operates. The reporting currency of these combined financial statements is the United States dollar (“US Dollars” or “$”).

For financial reporting purposes, the financial statements of the Company, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each balance sheet date. Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income (loss) in stockholders’ equity.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. The resulting exchange differences are included in the determination of net loss of the consolidated financial statements for the respective periods.

The exchange rates used for foreign currency translation were as follows (US Dollars $1 = RMB):

	Year End	Average
12/31/2018	6.8761	6.6126
12/31/2017	6.5098	6.7580
12/31/2016	6.9437	6.6430

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No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

p.	Comprehensive Income

Comprehensive income is defined as the change in equity of the Company during a period from transactions and other events and circumstances excluding those resulting from investments by and distributions to shareholders. Accumulated other comprehensive income (loss), as presented on the accompanying consolidated balance sheets, only consists of cumulative foreign currency translation adjustment.

q.	Fair Value Measurements

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the years ended December 31, 2018 and 2017.

As of December 31, 2018 and 2017, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, salary payable and accounts payable, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

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NOTE 4. SIGNIFICANT RISKS

Foreign currency risk

The Company’s operations are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Credit risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in lending activities which is an off-balance sheet financial instrument.

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivables. The Company places its cash and cash equivalents with financial institutions, which management believes are of high-credit ratings and quality.

The Company conducts credit evaluations of customers and generally does not require collateral or other security from its customers.

Concentration risk

Under PRC regulations, each bank account is insured by People’s bank of China with the maximum amount of RMB 500,000 (approximately US$72,716). The cash and cash equivalents balance held in the PRC bank accounts was $177,566 and $982,563 as of December 31, 2018 and 2017, respectively.

For the years ended December 31, 2018 and 2017, all of the Company's assets were located in the PRC and all of the Company's revenues were derived from the PRC.

For the year ended December 31, 2018, two customers accounted for 54% and 46% of the Company’s total net revenue, respectively.

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Customers with accounts receivable balances over 10% of the Company’s total net accounts receivable:

	December 31,	December 31,
	2018	2017

Customer A	60%	-
Customer B	40%	-

NOTE 5. ACCOUNTS RECEIVABLE, NET

	December 31,	December 31,
	2018	2017

Accounts receivable	$145,431	$-
Allowance	(727)	-
Accounts receivable, net	$144,704	$-

All of the accounts receivable are non-interest bearing. Based on the assessment of the collectability of the accounts receivable as of December 31, 2018 and 2017, the Company provided $727 and $nil allowance as of December 31, 2018 and 2017, respectively.

NOTE 6. OTHER RECEIVABLES

	December 31,	December 31,
	2018	2017

Staff advance	$8,307	$87,352
Loans to third parties	101,802	168,976
Deposits and others	180,521	308,736
Allowance	(108,956)	(16,326)
Accounts receivable, net	$181,674	$548,737

Deposits and others mainly consisted of deposits made to suppliers and service providers.

Based on the assessment of the collectability of the deposit and others as of December 31, 2018 and 2017, the Company provided $108,956 and $16,326 allowance as of December 31, 2018 and 2017, respectively.

NOTE 7. PREPAYMENTS

	December 31,	December 31,
	2018	2017

Advances to suppliers	$218,761	$37,757
Prepaid expenses	132,424	-
Prepayment	$351,185	$37,757

Prepayments consisted of advances to suppliers and prepaid expenses.

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NOTE 8. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consists of the following:

	December 31,	December 31,
	2018	2017

Machinery and equipment	$328,483	$32,681
Structures	239,866	-
Furniture and office Equipment	137,621	103,870
Motor vehicles	127,238	23,442
Total	833,208	159,993
Less: accumulated depreciation	(113,931)	(51,390)
Property, plant and equipment, net	$719,277	$108,603

Depreciation expense for the years ended December 31, 2018 and 2017 was $67,881 and $24,943 respectively.

NOTE 9. ADVANCED PAYMENTS FROM CUSTOMERS

	December 31, 2018	December 31, 2017

Advanced payments from customers	$1,469,067	$929,230
Advanced payments from customers	$1,469,067	$929,230

Advanced payments from customers were payments received from customers for pre-order of elevator products.

NOTE 10. LOANS FROM THIRD PARTIES

	December 31, 2018	December 31, 2017

Loans from third parties	$-	$1,822,784
Loans from third parties	$-	$1,822,784

Loans from third parties represented loans borrowed from various third parties and repaid during 2018.

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NOTE 11. ACCURED EXPENSE AND OTHER CURRENT LIABILITIES

	December 31,	December 31,
	2018	2017

Staff cost related payable	$122,687	$-
Other taxes payables	4,039	15,935
Equipment payable	127,252
Short term loan	-	1,280
Others	$507,641	$22,625
Accrued expenses and other current liabilities	761,619	39,840

Staff cost related payables are mainly consisted of employee salaries accrued and were later paid in January 2019.

As of December 31, 2018, others mainly consisted of payable of consulting fee.

NOTE 12. RELATED PARTY BALANCE AND TRANSACTIONS

a. Balances

Amount due from related parties:

	December 31,	December 31,
	2018	2017

Sichuan Shengshi Elevator Corporation Limited ()	$830,684	$304,695
Shenzhen Shengshi Hengtong Venture Capital., Ltd (ii)	-	387,809
Beijing Shengshi Elevator Corporation Limited (iii)	706,704	985,932
Former director of the Company (iv)	101,802	76,807
General manager of a related party (v)	-	10,754
Amount due from related parties	$1,639,190	$1,765,997

Amount due to related parties:

	December 31,	December 31,
	2018	2017

Sichuan Shengshi Elevator Corporation Limited (i)	$4,309	$-
Shenzhen Shengshi Hengtong Venture Capital., Ltd (ii)	-	3,790,925
Mr. Jin	1,685,514	225,180
Jin Xueyuan (iv)	-	236,566
Peng Xiaoli (v)	-	459,308
Amount due to related parties	$1,689,823	$4,711,979

____________

(i) Sichuan Shengshi Elevator Corporation Limited is held by Mr. Jin.

(ii) Shenzhen Shengshi Hengtong Venture Capital., Ltd is held by Mrs. Zhang Lina, one of the shareholders of Shengshi International (the ultimate shareholder of the Company).

(iii) Beijing Shengshi Elevator Corporation Limited is held by Mr. Jin.

(iv) Jin Xueyuan is the former director of the Company.

(v) Peng Xiaoli is the general manager of a related party, Shenzhen Frank Equity Investment Co., Ltd.

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b. Transactions

	Years ended December 31,
	2018	2017

The Company advanced to related parties for daily operation (1)	-	1,701,137
Repayment from related parties for the advanced daily payments (2)	$34,033	$-
Loans from related parties (3)	1,535,480	4,049,743
Repayment of loans to related parties (4)	4,417,047	85,059
Sales to related parties (5)	$162,014	$-

1. Advance to related parties for daily operation

During years ended December 31, 2018 and 2017, advance to related parties for daily operation in the amount of $nil and 1,701,137, respectively

2. Repayment from related parties for the advanced daily payments

During years ended December 31, 2018 and 2017, related parties repaid for the advanced daily payments in the amount of $34,033 and $nil, respectively

3. Loans from related parties

During years ended December 31, 2018 and 2017, loans from related parties totaled $1,535,480 and $4,049,743, respectively.

4. Repayment of loans to related parties

During years ended December 31, 2018 and 2017, repayment of loans to related parties totaled $4,417,047 and $85,059, respectively.

5. Sales to related parties

During years ended December 31, 2018 and 2017, the Company’s sales to related parties totaled $162,014 and $nil respectively.

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NOTE 13. TAXATION

Income Tax

The Company’s operating subsidiaries were incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax (“EIT”). The EIT rate of PRC is 25%, which applied to both domestic and foreign invested enterprises. During year ended December 31, 2018 and 2017, the Company and its subsidiary have incurred a net operating loss of $5,599,452 and $2,778,812, respectively. As a result, the Company and its subsidiary did not incur any EIT during the two reported tax years.

Deferred Tax

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss or credit carry forwards. The Company evaluates the potential realization of deferred tax assets on an entity-by-entity basis. As of December 31, 2018 and 2017, valuation allowances were provided against deferred tax assets in entities where it was determined it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets as of December 31, 2018 and 2017, which can be carried forward to offset future taxable income. The management determines it is more likely than not that these deferred tax assets could not be recognized, so full allowances were provided as of December 31, 2018 and 2017. The operating loss generated from tax year ending December 31, 2018 and 2017 carry forward incurred by the Company and subsidiary that will expire in year 2023 and 2022, respectively. The Company maintains a full valuation allowance against its deferred tax assets, since due to uncertainties surrounding future utilization, the Company estimates there will not be sufficient future earnings to utilize its deferred tax assets.

The Company’s deferred tax assets were as follows:

	December 31, 2018	December 31, 2017

Tax effect of net operating losses carried forward	$2,451,198	$1,051,335
Valuation allowance	(2,451,198)	(1,051,335)
Deferred tax assets, net	$-	$-

There were no uncertain tax positions as of December 31, 2018 and 2017 and the Company does not believe that this will change over the next twelve months.

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NOTE 14. COMMITMENT

Operating lease

The Company leases equipment and office premises under various non-cancelable operating lease agreements. The rental expense for the years ended December 31, 2018 and 2017 was $170,491 and $151,561, respectively. All leases are on a fixed repayment basis. None of the leases include contingent rentals.

Minimum future commitments under these agreements as of March 31, 2019 are as follows:

Lease Commitment
Year ending December 31,
2019	$444,205
2020	362,764
2021	120,921
Total	$927,890

The Company has no pending litigation as of December 31, 2018.

NOTE 15. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements were issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

CRITICAL ACCOUNTING POLICIES AND MANAGEMENT ESTIMATES

See Note 3 to the Consolidated Financial Statements included herewith.

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RESULTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

The following table shows key components of the results of operations during the years ended December 31, 2018 and 2017 of Shengshi International Holding Co., Ltd. and Subsidiaries (the “Company”), in US Dollars (“$”):

	Year Ended	Year Ended
	December 31,	December 31,
	2018	2017
Net revenue
Product sale to related parties	$162,014	$-
Total net revenue	162,014	-

Cost of revenue
Cost of product sales – related parties	97,554	-
Total cost of revenue	97,554	-

Gross profit	64,460	-
GP ratio	40%	-%

Operating expenses:
Selling and marketing expenses	286,532	107,863
General and administrative expenses	3,519,928	1,581,005
Research and development expenses	1,518,826	1,039,578
Total operating expenses	5,325,286	2,728,446

Loss from Operations	(5,260,826)	(2,728,446)

Other expense	338,626	50,366

Loss from operations before income taxes	(5,599,452)	(2,778,812)
Income tax expense	-	-
Net loss	(5,599,452)	(2,778,812)

Net revenue

The net revenue was $162,014 for the year ended December 31, 2018, compared to $nil for the year ended December 31, 2017. The Company had no revenue for the year ended December 31, 2017. The revenue during the year ended December 31, 2018 was mainly due to the Company completed two installation in 2018. The sales for the year ended December 31, 2018 all from related party sales.

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Cost of revenue

Total cost of revenue was $97,554 for the year ended December 31, 2018, compared to $nil for the year ended December 31, 2017. The increase in cost of revenue was in line with the increase of net revenue.

Gross profit

As a result of the foregoing, our gross profit was $64,460, for the year ended December 31, 2018, compared with $nil, for the year ended December 31, 2017. Our overall gross margin was 40% for the year ended December 31, 2018.

Operating Expenses

Total operating expenses were $5,325,286 for the year ended December 31, 2018, compared to $2,728,446 for the year ended December 31, 2017. The increase in operating expenses was $2,596,840, representing a 95% decrease. This was mainly attributable to increase in general and administrative expenses and research and development expenses.

Selling and Marketing Expenses

Selling and marketing expenses mainly consist of advertising and promotional expenditures, exhibition and advertising expenses.

Selling and marketing expenses were $286,532 for the year ended December 31, 2018, compared to $107,863 for the year ended December 31, 2017. The increase in sales and marketing expenses from the year ended December 31, 2017 to the year ended December 31, 2018 was $178,669, representing a 166% increase. The selling and marketing expenses increased mainly due to more exhibition and advertising expenses occurred during the fiscal year 2018.

General and Administrative Expenses

General and administrative expenses mainly consist of salary and benefits expenses, service fees, travel expenses and office rental expenses.

General and administrative expenses were $3,519,928 for the year ended December 31, 2018, compared to $1,581,005 for the year ended December 31, 2017. The increase of general and administrative expenses from the year ended December 31, 2017 to the year ended December 31, 2018 was $1,938,923, representing a 123% increase. The general and administrative expenses increased mainly due to 1) the increase in headcount along with the Company’s expansion, 2) the increase in rent for the office expenses and travelling expenses, 3) the increase in consulting service fee and 4) establishment of a wholly-owned subsidiary in 2018.

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Research and Development Expenses

Research and development expenses mainly consist of staff related expenses incurred for costs associated with research in new products, development and enhancement of existing products.

Research and development expenses were $1,518,826 for the year ended December 31, 2018, compared to $1,039,578 for the year ended December 31, 2017. The increase in research and development expenses from the year ended December 31, 2017 to the year ended December 31, 2018 was $479,248, representing a 46% increase. The increase was mainly due to the Company’s recruitment of more research and development related staff in 2018.

Loss from Operations

As a result of the foregoing, we had a net loss from operations for the year ended December 31, 2018 of $5,260,826, compared to $2,728,446 for the year ended December 31, 2017.

Other Expenses

Other expense was $338,626 for the year ended December 31, 2018, compared to other income of $50,366 for the year ended December 31, 2017. Other expense for the year ended December 31, 2018 mainly consisted of interest expenses occurred during 2018.

Income Tax Expense

The major operating entities, being incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax. The EIT rate of PRC is 25%, which applies to both domestic and foreign invested enterprises. Income tax expense was $nil for the year ended December 31, 2018 and 2017 due to there was operating losses and the Company believed that it is more likely than not that the losses could be recovered and allowance for the deferred tax has been accrued.

Net Loss

For the year ended December 31, 2018, we had net loss of $5,599,452, compared to the net loss of $2,778,812, for the year ended December 31, 2017. The increase in net loss was due to an increase in loss from operations for the year ended December 31, 2018, as mentioned above.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2018, the Company had $177,566 in cash and cash equivalents. The Company had negative cash flow of $804,997 for the year ended December 31, 2018 including $7,430,473 net cash used in operating activities.

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The Company intends to meet the cash requirements for the next 12 months from the issuance date of the consolidated financial statements through cash generated from operations and support by the shareholders and related parties for the Company’s operation needs. The Company will focus on improving operational efficiency and cost reductions, developing new customers and enhancing marketing efficiency.

Cash Generating Ability

Our cash flows for the years ended December 31, 2018 and 2017 are summarized below:

	Year ended	Year ended
	December 31, 2018	December 31, 2017

Net cash used in operating activities	$(4,548,906)	$(4,049,292)
Net cash used in investing activities	(394,139)	(267,133)
Net cash provided by financing activities	3,860,582	5,263,965
Effect of exchange rate change on cash and cash equivalents	277,466	33,378
Net (decrease) increase in cash and cash equivalents	(804,997)	980,918
Cash and cash equivalents at beginning of year	982,563	1,645
Cash and cash equivalents, ending balance	$177,566	$982,563

Net Cash Used in Operating Activities

For the year ended December 31, 2018, $4,548,906 net cash used in operating activities was primarily attributable to our net loss of $5,599,452, adjusted by non-cash items of depreciation of $67,881 and provision of bad debt allowance of $97,982.

For the year ended December 31, 2017, $4,049,292 net cash used in operating activities was primarily attributable to our net loss of $2,778,812, adjusted by non-cash items of depreciation of $24,943 and provision of bad debt allowance of $15,726. Amount due from related parties by $1,701,137, offset by advance payments from customers increased by $895,102.

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Net Cash Used in Investing Activities

For the year ended December 31, 2018, net cash used in investing activities of $394,139 was primarily the result of purchase of property, plant and equipment of $454,630, offset by loans repaid by third parties of $60,491.

For the year ended December 31, 2017, net cash used in investing activities of $267,133 was primarily the result of purchase of property, plant and equipment of $104,363 and loans to third parties of $162,770.

Net Cash Provided by Financing Activities

For the year ended December 31, 2018, net cash provided by financing activities was $3,860,582. It was mainly the result of borrowings from third parties of $8,537,856 and loans from related parties of $1,535,480, offset by repayment of loans to related parties of $4,417,047 and borrowings repaid to third parties of $1,794,447.

For the year ended December 31, 2017, net cash provided by financing activities was $5,263,965. It was mainly the result of loans from related parties of $4,049,743 and borrowings from third parties of $1,200,941.

CONTRACTUAL OBLIGATION

Operating lease

The Company leases equipment and office premises under various non-cancelable operating lease agreements. The rental expense for the years ended December 31, 2018 and 2017 was $170,491 and $151,561, respectively. All leases are on a fixed repayment basis. None of the leases include contingent rentals.

Minimum future commitments under these agreements as of March 31, 2019 are as follows:

Lease Commitment
Year ending December 31,
2019	$444,205
2020	362,764
2021	120,921
Total	$927,890

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Shengshi International Holding Co., Ltd. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in US$)

	March 31,	December 31,
	2019	2018
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$430,263	$177,566
Accounts receivable, net	88,661	144,704
Due from related parties	254,231	1,639,190
Other receivables, net	243,065	181,674
Prepayments	238,038	351,185
Inventories	9,840	18,464
Total current assets	1,264,098	2,512,783
Non-current assets
Property, plant and equipment, net	709,601	719,277
Total non-current assets	709,601	719,277
Total assets	$1,973,699	$3,232,060

Liabilities and Equity
Current Liabilities
Accounts payable	$68,782	$42,084
Advanced payments from customers	1,417,012	1,469,067
Amount due to related parties	1,487,992	1,689,823
Accrued expenses and other liabilities	702,609	761,619
Total current liabilities	3,676,395	3,962,593
Total liabilities	3,676,395	3,962,593

Commitments and contingencies	-	-

Shareholders’ Deficit
Additional paid in capital	8,768,043	8,768,043
Retained deficit	(10,759,601)	(9,804,790)
Accumulated other comprehensive income	288,862	306,214
Total Shareholders’ Deficit	(1,702,696)	(730,533)
Total liabilities and shareholders’ deficit	$1,973,699	$3,232,060

See accompanying notes to the condensed consolidated financial statements.

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Shengshi International Holding Co., Ltd. and Subsidiaries

Condensed Consolidated Statements of Operation and Comprehensive Loss

(Unaudited)

(Amounts in US$)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2019	2018
Net revenue
Product sales to related parties	$-	$-
Total net revenue	-	-

Cost of revenue
Cost of product sales – related parties	-	-
Total cost of revenue	-	-
Gross profit	-	-

Operating expenses:
Selling and marketing expenses	57,786	64,447
General and administrative expenses	522,963	385,218
Research and development expenses	374,013	384,855
Total operating expenses	954,762	834,520

Loss from Operations	(954,762)	(834,520)

Other expenses	49	14,200

Loss before income taxes	(954,811)	(848,720)
Income tax expense	-	-
Net loss	(954,811)	(848,720)
Other comprehensive income
Foreign currency translation gain, net of nil income taxes	(17,352)	(153,313)
Comprehensive loss	$(972,163)	$(1,002,033)

See accompanying notes to the condensed consolidated financial statements.

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Shengshi International Holding Co., Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity

(Amounts in US$)

Three months ended March 31, 2019

	Additional paid in capital	Retained deficit	Accumulated other comprehensive income (loss)	Total Equity
Balance, January 1, 2019	$8,768,043	$(9,804,790)	$306,214	$(730,533)
Net loss	-	(954,811)	-	(954,811)
Foreign currency translation adjustment	-	-	(17,352)	(17,352)
Balance, March 31, 2019	$8,768,043	$(10,759,601)	$288,862	$(1,702,696)

Three months ended March 31, 2018

	Additional paid in capital	Retained deficit	Accumulated other comprehensive loss	Total Equity
Balance, January 1, 2018	$230,187	$(4,205,338)	$(85,847)	$(4,060,998)
Net loss	-	(848,720)	-	(848,720)
Foreign currency translation adjustment	-	-	(153,313)	(153,313)
Balance, March 31, 2018	$230,187	$(5,054,058)	$(239,160)	$(5,063,031)

See accompanying notes to the condensed consolidated financial statements.

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Shengshi International Holding Co., Ltd. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2019	2018
Cash Flows From Operating Activities
Net loss	$(954,811)	$(848,720)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	28,144	10,389
Reversal of allowance for doubtful accounts	(296)	-
Changes in operating assets and liabilities:
Accounts receivable	59,288	-
Other receivables	(57,431)	136,471
Prepayments	120,347	(11,255)
Amount due from related parties	1,416,882	(855,597)
Inventories	8,997	-
Accounts payable	25,756	-
Advanced payments from customers	(83,003)	465,820
Other taxes payable	2,441	1,535
Accrued expenses and other current liabilities	(21,851)	136,225
Net cash provided by (used in) operating activities	544,463	(965,132)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(58,867)	(7,631)
Net cash used in investing activities	(58,867)	(7,631)

Cash Flows From Financing Activities
Loans from related parties		37,032
Repayment of loans to related parties	(237,151)	(3,143)
Repayment of short term loan	-	(655)
Net cash (used in) provided by financing activities	(237,151)	33,234

Effect of exchange rate fluctuation on cash and cash equivalents	4,251	23,423

Net increase (decrease) in cash and cash equivalents	252,696	(916,106)
Cash and cash equivalents, beginning of period	177,566	982,563
Cash and cash equivalents, end of period	$430,263	$66,456

Supplemental disclosure information:
Cash paid for income tax expense	$-	$-
Cash paid for interest expense	$-	$608

See accompanying notes to the condensed consolidated financial statements.

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Shengshi International Holding Co., Ltd. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in US$ unless otherwise noted)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

The Company Optimum Source International Inc was formed on April 20, 2005 it changed its name to Optimum Source International Ltd on Jun 2, 2005.

On July 5, 2019, Optimum Source International Ltd, a Nevada corporation and of Shengshi International Holdings Co., Ltd. (“Shengshi International”), a Cayman Islands corporation entered into a Share Exchange Agreement. Under this agreement One Hundred Percent (100%) of the ownership interest of Shengshi International was exchanged for the right to receive 40,000,000 shares of common stock of Optimum Source International Ltd. The former stockholders of Shengshi International acquired a majority of the issued and outstanding common stock as a result of the share exchange transaction.  The transaction has been accounted for as a recapitalization of Shengshi International, whereby Shengshi International is the accounting acquirer.

On April 30, 2019, the Company changed its name to Shengshi International Holdings Group, Inc.

The following is the organization structure of Shengshi International Holding Co., Ltd., Inc along with ownership detail and its subsidiaries:

Shengshi International Holdings Co., Ltd. (the “Company” or “Shengshi International”), was incorporated in the Cayman Islands on October 19, 2018. It is owned by four individuals and four entities. Mr. Jin Xukai , owning 10% share, is the executive director. Mr. Liu Yanyu, owning 4.2% share, Mr. Li Zhonglin, owning 4.5% share, Mr. Liubin, owning 4.33% share are the three directors. The following entities and persons own the remaing shares of  Shengshi International :Shengshi Qianyuan Co., Ltd. ,founded on Oct., 12, 2018, whose director is Ms. Jiang Yanru , the ownership percentage  is 3.7%;Shengshi Xinguang Co., Ltd, founded on Oct., 10, 2018, whose director is Mr. Zhang Baozhu , the ownership percentage is s 15%; Shengshi Jinhong Co., Ltd , founded on Oct.,2, 2018, whose director is Ms. Zhang Lina, the ownership percentage is 38.27%;and  Shengshi Huading Co., Ltd., founed on Oct., 9, 2018, whose director is Liying, the ownership percentage is 20%.

Shengshi Shengshun (Hong Kong) Co., Ltd. (“Shengshi Hong Kong”), was established in Hong Kong Special Administrative Region of the People’s Republic of China (the “PRC”) on September 18, 2018. It is 100% owned by Shengshi International.Shengshi Yinghe (Shenzhen) Technology Co. Ltd. (“Shengshi Yinghe”) was established as a wholly foreign owned enterprise on November 08, 2018 in Shenzhen City, Guangdong province, under the laws of the PRC. It is 100% owned by Shengshi Hong Kong.

Shenzhen Shengshi Elevator Co., Ltd. (“Shenzhen Shengshi”), was incorporated on April 2, 2014 registered in Shenzhen City, Guangdong province, under the laws of the PRC. The Company was established by Mr. Xukai Jin, the founder, president, chairman, chief designer, and the controlling shareholder (“Mr. Jin”). It is 100% owned by Shengshi Yinghe.

Shenzhen Shengshi focuses on elevator technology research and development, sales, maintenance and installation. The company’s flagship product is an elevator adopts the technical principle of the world’s first “An embedded open nut track lifting system” and represents a brand-new product direction and industrial innovation.

Sichuan Shengshi Elevator Technology Co., Ltd. (“Sichuan Shengshi”), was incorporated on July 13, 2018 registered in Chengdu city, Sichuan province, under the laws of the PRC, a wholly owned subsidiary of Shenzhen Shengshi. Sichuan Shengshi has the same business scope and offers similar products and services as the parent company.

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The Company’s subsidiaries are summarized as follows:

Name of the subsidiary	Place and date of incorporation	Principal activities

Shengshi International Holding Co., Ltd.	Cayman Islands, October 19, 2018	Investment holding company

Shengshi Shengshun (Hong Kong) Co., Ltd.	Hong Kong, September 18, 2019	Investment holding company

Shengshi Yinghe (Shenzhen) Technology Co. Ltd.	PRC, November 8, 2018	Investment holding company

Shenzhen Shengshi Elevator Co., Ltd.	PRC, April 2, 2014	Elevator technology research and development, sales, maintenance and installation

Sichuan Shengshi Elevator Technology Co., Ltd.	PRC, July 13, 2018	Elevator technology research and development, sales, maintenance and installation

NOTE 2. GOING CONCERN

As of March 31, 2019, the Company had $430,263 in cash and cash equivalents. The Company has net loss for the three months ended March 31, 2019. This factor raise substantial doubt about the Company's ability to continue as a going concern. The Company’s principal sources of liquidity have been cash provided by operating activities, as well as support from related parties. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to maintain profitability and continue growth for the foreseeable future. If management is not able to increase revenue and/or manage operating expenses in line with revenue forecasts, the company may not be able to maintain profitability.

The Company will focus on improving operation efficiency and cost reduction, developing core cash-generating business and enhancing marketing function. Actions include developing more customers, as well as create synergy of the Company’s resources.

The Company believes that available cash and cash equivalents, the cash provided by operating activities, together with actions as developing more customers and create synergy of the Company’s resources, should enable the Company to meet presently anticipated cash needs for at least the next 12 months after the date that the financial statements are issued and the Company has prepared the consolidated financial statements on a going concern basis. If the Company encounters unforeseen circumstances that place constraints on its capital resources, management will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, obtaining financial support from related parties and controlling overhead expenses. Management cannot provide any assurance that the Company will raise additional capital if needed.

NOTE 3. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

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b.	Principles of consolidation

The consolidated financial statements include the financial statements of the Company, and its subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

c.	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include valuation of inventory, and recoverability of carrying amount and the estimated useful lives of long-lived assets.

d.	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when initially purchased.

e.	Accounts receivable

Accounts receivables are stated at the amount the Company expect to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience and information on customer accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company have historically experienced little, if any, uncollectible receivables to date.

f.	Inventory

Shenzhen Shengshi carries no inventories as of March 31, 2019 and December 31, 2018.

Sichuan Shengshi values its inventories at the lower of cost or net realizable value.

Inventories consist of mainly raw materials that are to be used in the production of elevators.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Any idle facility costs or excessive spoilage are recorded as current period charges.

Sichuan Shengshi had no impairment charges for the three months ended March 31, 2019 and 2018.

g.	Research and development expenditures

Research and development expenditures include salaries, wages and other costs of personnel engaged in research and development, costs of services performed by others for research and development on our behalf are expensed when incurred. The Company is currently in the early stage of elevator product development and incurs significant amount of research and development costs.

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h.	Property, plant and equipment, net

Shenzhen Shengshi’s property and equipment are recorded at cost less accumulated depreciation with no residual value.

Sichuan Shengshi’s property and equipment are recorded at cost less accumulated depreciation with 5% residual value. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Machinery and equipment	3-11 years
Structures	20 years
Furniture and office equipment	3-10 years
Motor vehicles	4-8 years

When office equipment and electronic devices are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon. Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the remaining lease term. Depreciation for equipment commences once it is placed in service and depreciation for buildings and amortization of leasehold improvements commences once they are ready for our intended use.

i.	Revenue recognition

The Company recognizes revenue in accordance with Accounting Standard Codification (“ASC”) 605, Revenue Recognition. Revenues are recognized when the four of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the title and risk of loss have passed, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured. Amounts received for undelivered merchandise are recorded as advanced payments from customers.

The Company recognizes revenue upon the delivery of elevator products complete the installation to individual and enterprise customers, which is when title and risk and rewards of ownership have passed to customers and when collectability is reasonably assured.

j.	Advertising, Sales and Marketing Costs

Advertising, sales and marketing costs consist primarily of costs for the promotion of corporate image and product marketing. The Company expensed all marketing and advertising costs as incurred.

k.	Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

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Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

l.	Value added taxes (“VAT”)

Before May 1, 2018, the Company was subject to VAT at the rate of 17% on sales of its products. The PRC government has announced VAT reduction and tax rate of product sales has been adjusted to 16% from 17%, which was effected in May 2018. Therefore, on and after May 1, 2018, sales for certain products that applied 17% tax rate before May 1, 2018 applied 16% tax rate after May 1, 2018, the Company is subject to VAT at the rate of 16% on sales of its products. The Company is also subject to surcharges, which includes urban maintenance and construction taxes and additional education fees on VAT payable in accordance with PRC law. For the year ended December 31, 2018, the Company’s product sales revenues are subject to VAT rates of 17% before May 1, 2018 and subject to VAT rates of 16% after May 1, 2018, after deducting the VAT paid for the purchased from suppliers and VAT paid for machinery and equipment. The surcharges are at the rate of 12% of the VAT payable, depending on which tax jurisdiction the Company’s PRC operating entities operate in.

m.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

n.	Comprehensive Income

Comprehensive income is defined as the change in equity of the Company during a period from transactions and other events and circumstances excluding those resulting from investments by and distributions to shareholders. Accumulated other comprehensive income (loss), as presented on the accompanying consolidated balance sheets, only consists of cumulative foreign currency translation adjustment.

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o.	Fair Value Measurements

The Company’sfinancial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the three month ended March 31, 2019 and year ended December 31, 2018.

As of March 31, 2019 and December 31, 2018, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, salary payable and accounts payable, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

NOTE 4. SIGNIFICANT RISKS

Foreign currency risk

The Company’s operations are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Credit risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in lending activities which is an off-balance sheet financial instrument.

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivables. The Company places its cash and cash equivalents with financial institutions, which management believes are of high-credit ratings and quality.

The Company conducts credit evaluations of customers and generally does not require collateral or other security from its customers.

Concentration risk

Under PRC regulations, each bank account is insured by People’s bank of China with the maximum amount of RMB 500,000. The cash and cash equivalents balance held in the PRC bank accounts was $430,263 and $177,566 as of March 31, 2019 and December 31, 2018, respectively.

For the three months ended March 31, 2019 and 2018, all of the Company’s assets were located in the PRC.

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Customers with accounts receivable balances over 10% of the Company’s total net accounts receivable:

	March 31,	December 31,
	2019	2018

Customer A	33%	60%
Customer B	67%	40%

NOTE 5. ACCOUNTS RECEIVABLE, NET

	March 31,	December 31,
	2019	2018
	(unaudited)
Accounts receivable	$89,107	$145,431
Allowance	(446)	(727)
Accounts receivable, net	$88,661	$144,704

All of the accounts receivable are non-interest bearing. Based on the assessment of the collectability of the accounts receivable as of March 31, 2019 and December 31, 2018, the Company provided $446 and $727 allowance as of March 31, 2019 and December 31, 2018, respectively.

NOTE 6. OTHER RECEIVABLES, NET

	March 31,	December 31,
	2019	2018
	(unaudited)
Staff advance	$23,841	$8,307
Loans to third parties	103,958	101,802
Deposits and others	226,530	180,521
Allowance	(111,264)	(108,956)
Other receivables, net	$243,065	$181,674

Deposits and others mainly consisted of deposits made to suppliers and service providers.

Based on the assessment of the collectability of the deposit and others as of March 31, 2019 and December 31, 2018, the Company provided $111,264 and $108,956 allowance as of March 31, 2019 and December 31, 2018, respectively.

NOTE 7. PREPAYMENTS

	March 31,	December 31,
	2019	2018
	(unaudited)
Prepayments for inventory purchase	$192,522	$218,761
Prepaid service fee and others	45,516	132,424
Prepayment	$238,038	$351,185

Prepayments consisted of advances to suppliers and prepaid expenses.

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NOTE 8. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consists of the following:

	March 31,	December 31,
	2019	2018
	(unaudited)
Machinery and equipment	$335,441	$328,483
Structures	244,946	239,866
Furniture and office Equipment	143,826	137,621
Motor vehicles	129,932	127,238
Total	854,145	833,208
Less: accumulated depreciation	(144,544)	(113,931)
Property, plant and equipment, net	$709,601	$719,277

Depreciation expense for the three months ended March 31, 2019 and 2018 was $28,144 and $10,389 respectively.

NOTE 9. ADVANCED PAYMENTS FROM CUSTOMERS

	March 31, 2019	December 31, 2018

Advanced payments from customers	$1,417,012	$1,469,067
Advanced payments from customers	$1,417,012	$1,469,067

Advanced payments from customers were payments received from customers for pre-order of elevator products.

NOTE 10. ACCURED EXPENSE AND OTHER CURRENT LIABILITIES

	March 31,	December 31,
	2019	2018

Staff cost related payable	$136,465	$122,687
Other taxes payables	6,571	4,039
Equipment payable	74,256	127,252
Others	$485,317	$507,641
Accrued expenses and other current liabilities	702,609	761,619

Staff cost related payables are mainly consisted of employee salaries accrued.

As of March 31, 2019 and December 31, 2018, others mainly consisted of payable of consulting fee.

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NOTE 11. RELATED PARTY BALANCE AND TRANSACTIONS

a. Balances

Amount due from related parties:

	March 31,	December 31,
	2019	2018

Sichuan Shengshi Elevator Corporation Limited ()	$150,273	$830,684
Beijing Shengshi Elevator Corporation Limited (ii)	-	706,704
Former director of the Company (iii)	103,958	101,802
Amount due from related parties	$254,231	$1,639,190

Amount due to related parties:

	March 31,	December 31,
	2019	2018

Sichuan Shengshi Elevator Corporation Limited (i)	$4,400	$4,309
Mr. Jin	1,483,592	1,685,514
Amount due to related parties	$1,487,992	$1,689,823

___________

(i) Sichuan Shengshi Elevator Corporation Limited is held by Mr. Jin.

(ii) Beijing Shengshi Elevator Corporation Limited is held by Mr. Jin.

(iii) Jin Xueyuan is the former director of the Company.

b. Transactions

	Three months ended March 31,
	2019	2018

Repayment from related parties for the advanced daily payments (1)	$1,416,882	-
Advance to related parties for daily operation (2)	$-	$855,597
Loans from related parties (3)	-	37,032
Repayment of loans to related parties (4)	237,151	3,143

1. Repayment from related parties for the advanced daily payments

During the three months ended March 31, 2019 and 2018, related parties repaid for the advance daily payments in the amount of $1,416,882 and $nil, respectively

2. Advance to related parties for daily operation

During the three months ended March 31, 2019 and 2018, advance to related parties for daily operation in the amount of $nil and $855,597, respectively

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3. Loans from related parties

During the three months ended March 31, 2019 and 2018, the Company obtained loans from related parties in the amount of $nil and $3,143, respectively

4. Repayment of loans to related parties

During the three months ended March 31, 2019 and 2018, the Company repaid loans to related parties in the amount of $237,151 and $821,708, respectively

NOTE 12. TAXATION

Income Tax

The Company and its subsidiary was incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax (“EIT”). The EIT rate of PRC is 25%, which applied to both domestic and foreign invested enterprises. During the three months ended March 31, 2019 and 2018, the Company and its subsidiary have incurred a net operating loss of $954,811 and $848,720, respectively. As a result, the Company and its subsidiary did not incur any EIT during the three months ended March 31, 2019 and 2018.

Deferred Tax

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss or credit carry forwards. The Company evaluates the potential realization of deferred tax assets on an entity-by-entity basis. As of March 31, 2019 and December 31, 2018, valuation allowances were provided against deferred tax assets in entities where it was determined it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets as of March 31, 2019 and December 31, 2018, which can be carried forward to offset future taxable income. The management determines it is more likely than not that these deferred tax assets could not be recognized, so full allowances were provided as of March 31, 2019 and December 31, 2018. The Company maintains a full valuation allowance against its deferred tax assets, since due to uncertainties surrounding future utilization, the Company estimates there will not be sufficient future earnings to utilize its deferred tax assets.

The Company’s deferred tax assets were as follows:

	March 31, 2019	December 31, 2018

Tax effect of net operating losses carried forward	$2,689,900	$2,451,198
Valuation allowance	(2,689,900)	(2,451,198)
Deferred tax assets, net	$-	$-

There were no uncertain tax positions as of March 31, 2019 and December 31, 2018 and the Company does not believe that this will change over the next twelve months.

NOTE 13. COMMITMENT

Operating lease

The Company leases equipment and office premises under various non-cancelable operating lease agreements. All leases are on a fixed repayment basis. None of the leases include contingent rentals.

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Minimum future commitments under these agreements as of March 31, 2019 are as follows:

Lease Commitment
(unaudited)
Nine months ending December 31,
2019	$329,814
Year ending December 31,
2020	370,446
2021	123,482
Total	$823,742

The Company has no pending litigation as of March 31, 2019.

NOTE 14. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements were issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

CRITICAL ACCOUNTING POLICIES AND MANAGEMENT ESTIMATES

See Note 3 to the Condensed consolidated Financial Statements included herewith.

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RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

The following table shows key components of the results of operations during the three months ended March 31, 2019 and 2018 of Shengshi International Holding Co., Ltd. and Subsidiaries (the “Company”), in US Dollars (“$”):

	Three months Ended	Three months Ended
	March 31,	March 31,
	2019	2018

Net revenue
Product sale to related parties	$-	$-
Total net revenue	-	-

Cost of revenue
Cost of product sales – related parties	-	-
Total cost of revenue	-	-

Gross profit	-	-
GP ratio	-%	-%

Operating expenses:
Selling and marketing expenses	57,786	64,447
General and administrative expenses	522,963	385,218
Research and development expenses	374,013	384,855
Total operating expenses	954,762	834,520

Loss from Operations	(954,762)	(834,520)

Other expenses	49	14,200

Loss from operations before income taxes	(954,811)	(848,720)
Income tax expense	-	-
Net loss	(954,811)	(848,720)

Net revenue

The net revenue was $nil for the three months ended March 31, 2019 and 2018, respectively. The Company did not generate revenue.

Cost of revenue

Total cost of revenue was $nil for the three months ended March 31, 2019 and 2018, respectively.

Gross profit

As a result of the foregoing, our gross profit was nil, for the three months ended March 31, 2019 and 2018.

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Operating Expenses

Total operating expenses were $954,762 for the three months ended March 31, 2019, compared to $834,520 for the three months ended March 31, 2018. The increase in operating expenses was $120,242, representing a 14% increase. This was mainly attributable to increase in general and administrative expenses.

Selling and Marketing Expenses

Selling and marketing expenses mainly consist of advertising and promotional expenditures, exhibition and advertising expenses

Selling and marketing expenses were $57,786 for the three months ended March 31, 2019, compared to $64,447 for the three months ended March 31, 2018. The decrease in sales and marketing expenses from the three months ended March 31, 2018 to the three months ended March 31, 2019 was $6,661, representing a 10% decrease. The selling and marketing expenses decreased mainly due to decrease in advertising expenses.

General and Administrative Expenses

General and administrative expenses mainly consist of salary and benefits expenses, service fees, travel expenses and office rental expenses.

General and administrative expenses were $522,963 for the three months ended March 31, 2019, compared to $385,218 for the three months ended March 31, 2018. The increase of general and administrative expenses from the three months ended March 31, 2018 to the three months ended March 31, 2019 was $137,745, representing a 36% increase. The general and administrative expenses increased mainly due to more office expenses and travelling expenses occurred during the three months ended March 31, 2019.

Research and Development Expenses

Research and development expenses mainly consist of staff related expenses incurred for costs associated with research in new products, development and enhancement of existing products.

Research and development expenses were $374,013 for the three months ended March 31, 2019, compared to $384,855 for the three months ended March 31, 2018. The decrease in research and development expenses from the three months ended March 31, 2018 to the three months ended March 31, 2019 was $10,842, representing a 3% decrease. The research and development expenses stayed stable.

Loss from Operations

As a result of the foregoing, we had a loss from operations for the three months ended March 31, 2019 of $954,762, compared to $834,520 for the three months ended March 31, 2018.

Other Expenses

Other expenses was $49 for the three months ended March 31, 2019, compared to $14,200 for the three months ended March 31, 2018.

Income Tax Expense

The major operating entities, being incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax. The EIT rate of PRC is 25%, which applies to both domestic and foreign invested enterprises. Income tax expense was $nil for the three months ended March 31, 2019 and 2018 due to there was operating losses and the Company believed that it is more likely than not that the losses could be recovered and allowance for the deferred tax has been accrued.

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Net loss

For the three months ended March 31, 2019, we had net loss of $954,811, compared to the net loss of $848,720 for the three months ended March 31, 2018. The increase in net loss was due to an increase in loss from operations for the three months ended March 31, 2019, as mentioned above.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2019, the Company had $430,263 in cash and cash equivalents. The Company had positive cash flow of $252,696 for the three months ended March 31, 2019.

The Company intends to meet the cash requirements for the next 12 months from the issuance date of the consolidated financial statements through cash generated from operations and support by the shareholders and related parties for the Company’s operation needs. The Company will focus on improving operational efficiency and cost reductions, developing new customers and enhancing marketing efficiency.

Cash Generating Ability

We believe we will continue to generate strong cash flow from our aloe product sales, which, along with our available cash, will provide sufficient liquidity and financial flexibility.

Our cash flows for the three months ended March 31, 2019 and 2018 are summarized below:

	Three months ended	Three months ended
	March 31, 2019	March 31, 2018

Net cash provided by (used in) operating activities	$544,463	$(965,132)
Net cash used in investing activities	(58,867)	(7,631)
Net cash (used in) provided by financing activities	(237,151)	33,234
Effect of exchange rate change on cash and cash equivalents	4,251	23,423
Net increase (decrease) in cash and cash equivalents	252,696	(916,106)
Cash and cash equivalents at beginning of period	177,566	982,563
Cash and cash equivalents, ending balance	$430,263	$66,456

Net Cash Provided by (Used in) Operating Activities

For the three months ended March 31, 2019, $544,463 net cash provided by operating activities was primarily attributable to our net loss of $954,811, adjusted by non-cash items of depreciation of $28,144 and reversal of bad debt provision of $296. Also, it was attributable to amount due from related parties decreased by $1,416,882.

For the three months ended March 31, 2018, $965,132 net cash used in operating activities was primarily attributable to our net loss of $848,720, adjusted by non-cash items of depreciation of $10,389. Also, it was attributable to amount due from related parties increased by $855,597, offset by advanced payments from customers increased by $465,820.

Net Cash Used in Investing Activities

For the three months ended March 31, 2019, net cash used in investing activities of $58,867 was the result of purchase of property, plant and equipment.

For the three months ended March 31, 2018, net cash used in investing activities of $7,631 was primarily the result of purchase of property, plant and equipment.

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Net Cash Provided by Financing Activities

For the three months ended March 31, 2019, net cash used in financing activities was $237,151 attribute to repayment of loans to a related party.

For the three months ended March 31, 2018, net cash provided by financing activities was $33,234 was the result of loans from related parties.

CONTRACTUAL OBLIGATION

Operating lease

The Company leases equipment and office premises under various non-cancelable operating lease agreements. All leases are on a fixed repayment basis. None of the leases include contingent rentals.

Minimum future commitments under these agreements as of March 31, 2019 are as follows:

Lease Commitment
(unaudited)
Nine months ending December 31,
2019	$329,814
Year ending December 31,
2020	370,446
2021	123,482
Total	$823,742

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ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had a change in our independent registered public accounting firm during the last two fiscal years or through the date of this filing. We note that we have not had any disagreements with our current public accounting firm during the last two fiscal years or through the date of this filing on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the public accounting firm, would have caused our Company to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits Schedule

The following exhibits are filed with this Form 10:

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation of the Registrant
3.2	Amended and Restated Certificate of Incorporation
3.3	Bylaws of the Registrant

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

SHENGSHI INTERNATIONAL HOLDING GROUP, INC.

Date: July 5, 2019	By:	/s/ Xukai Jin
	Name:	Xukai Jin
	Title:	Chief Executive Officer

	By:	/s/ Wanfeng Song
	Name:	Wanfeng Song
	Title:	Chief Financial Officer

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